Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216451

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.25% Senior Notes due 2023	$1,000,000,000	$124,500

(1)	The filing fee, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the securities offered from Registration Statement File No. 333-216451 by means of this prospectus supplement.

Prospectus Supplement

(To Prospectus dated March 3, 2017)

$1,000,000,000

Energy Transfer Equity, L.P.

4.25% Senior Notes due 2023

We are offering $1,000,000,000 aggregate principal amount of our 4.25% Senior Notes due 2023 (the “notes”). Interest on the notes will be payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2018. The notes will mature on March 15, 2023.

We may redeem the notes, in whole or in part, at our option at any time and from time to time prior to their maturity at the applicable redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to the redemption date. Please read the section entitled “Description of Notes—Optional Redemption.”

The notes initially will be secured on a first-priority basis with the loans and obligations under our senior secured revolving credit facility (our “revolving credit facility”), our senior secured term loan facility (our “term loan facility”) and our existing senior notes, by a lien on substantially all of our and certain of our subsidiaries’ tangible and intangible assets that from time to time secure our obligations under such indebtedness, subject to certain exceptions and permitted liens and subject to the terms of a collateral agency agreement. The liens securing the notes will be released in full if liens do not secure more than a threshold level of senior obligations (so long as liens securing our existing senior notes are similarly released), after which the notes will be unsecured. The notes will be our senior obligations, ranking equally in right of payment with our other existing and future unsubordinated indebtedness and senior to any of our future subordinated indebtedness.

If we experience a Change of Control together with a Rating Decline, each as defined herein, we must offer to repurchase the notes at an offer price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Covenants—Change of Control.”

The obligations to make payments of principal, premium, if any, and interest on the notes are solely our obligations. The notes initially will not be guaranteed by any of our subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein for information regarding risks you should consider before investing in the notes.

	Per Note	Total
Price to Public(1)	100.0%	$1,000,000,000
Underwriting Discount	1.0%	$10,000,000
Proceeds to Energy Transfer Equity, L.P. (before expenses)	99.0%	$990,000,000

(1)	Plus accrued interest from October 18, 2017, if any.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company on or about October 18, 2017.

Joint Book-Running Managers

Morgan Stanley	Mizuho Securities

Credit Suisse	Goldman Sachs & Co. LLC	MUFG	Natixis

Scotiabank	SMBC Nikko	TD Securities

Co-Managers

CIBC Capital Markets	Fifth Third Securities

The date of this prospectus supplement is October 3, 2017.

Prospectus Supplement

We expect that delivery of the notes will be made against payment therefor on or about October 18, 2017, which is the tenth business day following the date hereof (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents that offer varying levels of detail:

•	this prospectus supplement, which provides a summary of the specific terms of the notes; and

•	the accompanying prospectus, which provides general information, some of which may not apply to the notes.

Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf and the documents we have incorporated by reference herein. We and the underwriters have not authorized anyone else to give you different information. We and the underwriters are not offering the notes in any jurisdiction where offers and sales are not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date of such information and in no case as of any date subsequent to the date on the front cover of this prospectus supplement. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that any information contained in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

None of Energy Transfer Equity, L.P., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in the notes by you under applicable laws. You should consult with your own advisors as to the legal, tax, business, financial and related aspects of an investment in the notes.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

Our web site is located at http://www.energytransfer.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus supplement and does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus supplement and the accompanying prospectus information that is filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC automatically will update and supersede this information and will be considered a part of this prospectus supplement from the date those documents are filed. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until we close this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

•	our Current Reports on Form 8-K or 8-K/A filed January 12, 2017, February 3, 2017 (two filings), March 21, 2017, March 30, 2017, March 31, 2017, October 2, 2017 and October 3, 2017 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Reports on Form 8-K or 8-K/A).

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s web site at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement and the accompanying prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our web site at the address provided above or by writing or calling us at the address or phone number set forth below.

Energy Transfer Equity, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attention: Investor Relations

Telephone: (214) 981-0700

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain various forward-looking statements and information that are based on our beliefs and those of our general partner, LE GP, LLC, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “could,” “believe,” “may,” “will” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. Although we and our general partner believe that the expectations on which such forward-looking statements are based are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:

•	the ability of our subsidiaries to make cash distributions to us, which is dependent on their results of operations, cash flows and financial condition;

•	the actual amount of cash distributions by our subsidiaries to us;

•	the volumes transported on our subsidiaries’ pipelines and gathering systems;

•	our consolidated debt level and ability to service our debt;

•	the level of throughput in our subsidiaries’ processing and treating facilities;

•	the fees our subsidiaries charge and the margins they realize for their gathering, treating, processing, storage and transportation services;

•	changes in the supply of, or demand for, crude oil, natural gas, natural gas liquids (“NGLs”) and refined products that impact demand for our services;

•	energy prices generally;

•	the prices of crude oil, natural gas and NGLs compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of NGL supplies;

•	the availability of imported crude oil, natural gas and NGLs;

•	changes in the general economic conditions in the United States;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	global and domestic economic repercussions, including disruptions in the crude oil, natural gas, NGLs and refined products markets, from terrorist activities, international hostilities and other events, and the government’s response thereto;

•	the effect of weather conditions on demand for crude oil, natural gas and NGLs;

•	availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	improvements in energy efficiency and development of technology resulting in decreased demand for natural gas or refined petroleum products;

•	governmental regulation and taxation;

•	changes to, and the application of, federal or state regulation of our tariff rates and operational requirements related to our subsidiaries’ assets;

•	changes in the level of operating expenses and hazards related to the operation of our subsidiaries’ facilities (including equipment malfunction, explosions, fires, spills and the effects of severe weather conditions);

•	the occurrence of operational hazards or unforeseen interruptions for which our subsidiaries may not be adequately insured;

•	competition encountered by our pipelines, terminals and other operations;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third-party pipelines that connect with our subsidiaries pipelines and facilities;

•	the effectiveness of risk-management policies and procedures, including the use of derivative financial instruments to hedge commodity risks, and the ability of our subsidiaries’ liquids marketing counterparties to satisfy their financial commitments;

•	the nonpayment or non-performance by our subsidiaries’ customers, suppliers or other business partners;

•	regulatory, environmental, political and legal uncertainties that may affect the timing and cost of our subsidiaries’ internal growth projects, such as our subsidiaries’ construction of additional pipeline systems and other facilities;

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to our subsidiaries’ existing pipelines and facilities, including difficulties in obtaining permits and rights-of-way or other regulatory approvals and the performance by third-party contractors;

•	changes in the expected level of capital, operating, or remediation spending related to environmental matters;

•	risks related to labor relations and workplace safety;

•	the availability and cost of capital and our subsidiaries’ ability to access certain capital sources;

•	a deterioration of the credit and capital markets;

•	risks associated with the assets and operations of entities in which our subsidiaries own less than a controlling interests, including risks related to management actions at such entities that our subsidiaries may not be able to control or exert influence;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses;

•	our ability to manage growth and/or control costs;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations or new interpretations by regulatory agencies concerning such laws and regulations; and

•	the costs and effects of legal and administrative proceedings.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the risk factors set forth in the filings that we make with the SEC and the other risks identified in the documents incorporated by reference herein and therein. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of some of the information contained in this prospectus supplement. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the other documents to which we refer herein, including the risk factors beginning on page S-15 and the financial statements incorporated by reference in this prospectus supplement. Unless the context requires otherwise, (i) references to “we,” “us,” “our,” the “Partnership” and “ETE” mean Energy Transfer Equity, L.P. and its consolidated subsidiaries, which includes ETP and Sunoco; (ii) references to “ETP” mean Energy Transfer Partners, L.P. and its consolidated subsidiaries; and (iii) references to “Sunoco” mean Sunoco LP and its consolidated subsidiaries.

Energy Transfer Equity, L.P.

We are a publicly traded master limited partnership (NYSE: ETE) whose principal sources of cash flow are derived from our direct and indirect equity interests in Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN), each of which is a publicly traded master limited partnership engaged in diversified energy-related businesses. As of September 30, 2017, our direct and indirect equity interests in ETP and Sunoco consisted of the following:

	Incentive Distribution Rights (“IDRs”)	General Partner Interest	Limited Partner Interests
ETE’s Interests in ETP	100%	100%	27,535,127 Common Units(1)

ETE’s Interests in Sunoco	100%	100%	2,263,158 Common Units(2) 12,000,000 Series A Preferred Units(3)

ETP’s Interests in Sunoco	—	—	43,487,668 Common Units(4)

(1)	Represents an approximate 2.5% limited partner interest in ETP. ETE also owns ETP Class I Units and ETP Class J Units, which do not have rights to ETP distributions.
(2)	Represents an approximate 2.3% limited partner interest in Sunoco.
(3)	The Sunoco Series A Preferred Units entitle us to receive quarterly distributions at a rate of $0.625 per Sunoco Series A Preferred Unit until March 30, 2022, at which point the distribution rate will become a floating rate based on the liquidation preference of each Sunoco Series A Preferred Unit and LIBOR.
(4)	Represents an approximate 37.5% limited partner interest in Sunoco.

In addition to the equity interests described above, we own all of the equity interests in Lake Charles LNG Company, LLC (“Lake Charles LNG”), an entity that owns a fully constructed liquefied natural gas (“LNG”) import terminal and regasification facility near Lake Charles, Louisiana, and a 60% equity interest in Energy Transfer LNG Export, LLC (“ET LNG”), an entity whose subsidiary, Lake Charles LNG Export Company, LLC, is developing an LNG liquefaction and export terminal facility that will be integrated with Lake Charles LNG’s import/regasification facility. ETP owns the remaining 40% equity interest in ET LNG.

Our Business

ETE Ownership of IDRs of ETP and Sunoco

ETP

The ETP IDRs entitle us, as the holder of those rights, to receive the following percentages of cash distributed by ETP as the following target cash distribution levels are reached:

•	13% of all incremental cash distributed in a fiscal quarter after $0.0833 has been distributed in respect of each common unit of ETP for that quarter;

•	35% of all incremental cash distributed in a fiscal quarter after $0.0958 has been distributed in respect of each common unit of ETP for that quarter; and

•	the maximum sharing level of 48% of all incremental cash distributed in a fiscal quarter after $0.2638 has been distributed in respect of each common unit of ETP for that quarter.

Sunoco

The Sunoco IDRs entitle ETE, as the holder of those rights, to receive the following percentages of cash distributed by Sunoco as the following target cash distribution levels are reached:

•	15% of all incremental cash distributed in a fiscal quarter after $0.503125 has been distributed in respect of each common unit of Sunoco for that quarter;

•	25% of all incremental cash distributed in a fiscal quarter after $0.546875 has been distributed in respect of each common unit of Sunoco for that quarter; and

•	the maximum sharing level of 50% of all incremental cash distributed in a fiscal quarter after $0.656250 has been distributed in respect of each common unit of Sunoco for that quarter.

Cash Distributions Received from ETP and Sunoco

ETP

For the quarter ended December 31, 2016, ETP and Legacy ETP paid distributions on February 14, 2017 of $0.5200 and $0.7033, respectively, per common unit.

The following are distributions declared and/or paid by ETP with respect to its common units subsequent to February 14, 2017:

Quarter Ended	Record Date	Payment Date	Rate
March 31, 2017	May 10, 2017	May 15, 2017	0.5350
June 30, 2017	August 7, 2017	August 14, 2017	0.5500

In connection with various transactions between ETP and ETE, ETE has agreed to relinquish its right to certain incentive distributions in future periods. The following is a summary of the net reduction in total distributions that would potentially be made to ETE in future periods:

Years Ending December 31,	Total IDR Subsidy (in millions)
2017 (remainder)	$336
2018	153
2019	128
Each year beyond 2019	33

Sunoco

The following are distributions declared and/or paid by Sunoco with respect to its common units subsequent to December 31, 2016:

Quarter Ended	Record Date	Payment Date	Rate
December 31, 2016	February 13, 2017	February 21, 2017	$0.8255
March 31, 2017	May 9, 2017	May 16, 2017	0.8255
June 30, 2017	August 7, 2017	August 15, 2017	0.8255

Additionally, the Sunoco Series A Preferred Units entitle ETE, as the holder of the Sunoco Series A Preferred Units, to a distribution rate of 10.00% per annum of the $25.00 liquidation preference per unit until March 30, 2022, at which point the distribution rate will become a floating rate of 8.00% of the liquidation preference plus three-month LIBOR.

The aggregate amount of ETP’s and Sunoco’s cash distributions to us in respect of any given quarter will vary depending on several factors, including the total outstanding partnership interests of such entity on the record date for the distribution, the aggregate cash distributions made by such entity and the amount of such entity’s partnership interests that we own. In addition, the level of distributions we receive may be affected by the various risks associated with an investment in ETE and the underlying business of ETP and of Sunoco. See “Risk Factors” beginning on page S-15 of this prospectus supplement, as well as the risk factors set forth in the filings that we make with the SEC and the other risks identified in the documents incorporated by reference herein and therein.

ETP’s Business

ETP is one of the largest publicly traded master limited partnerships in the United States in terms of equity market capitalization (approximately $21 billion as of September 28, 2017). ETP is managed by its general partner, Energy Transfer Partners GP, L.P. (“ETP GP”), and ETP GP is managed by its general partner, Energy Transfer Partners, L.L.C. (“ETP LLC”), which is owned by us. The primary activities in which ETP is engaged, and operating subsidiaries through which ETP conducts those activities, all of which are in the United States, are as follows:

•	Natural gas operations, including the following:

•	natural gas midstream and intrastate transportation and storage; and

•	interstate natural gas transportation and storage through Energy Transfer Interstate Holdings, LLC (“ET Interstate”), and Panhandle Eastern Pipe Line Company, LP and its subsidiaries (“Panhandle”). ET Interstate is the parent company of Transwestern Pipeline Company, LLC, ETC Fayetteville Express Pipeline, LLC, ETC Tiger Pipeline, LLC, CrossCountry Energy, LLC, ETC Midcontinent Express Pipeline, LLC and ET Rover Pipeline LLC. Panhandle is the parent company of the Trunkline Gas Company, LLC and Sea Robin Pipeline Company, LLC transmission systems.

•	Liquids operations, including NGL transportation, storage and fractionation services

•	Complementary pipeline, terminalling and acquisition and marketing assets, which are used to facilitate the purchase and sale of crude oil, NGLs and refined products.

Sunoco’s Business

Sunoco is a growth-oriented master limited partnership engaged in the wholesale distribution of motor fuels to convenience stores, independent dealers, commercial customers and distributors, as well as the retail sale of motor fuels and merchandise through its company-operated convenience stores and retail fuel sites. Additionally, Sunoco is the exclusive wholesale supplier of the iconic Sunoco branded motor fuel, supplying an extensive distribution network of approximately 5,335 Sunoco-branded company and third-party operated locations throughout the East Coast, Midwest and Southeast regions of the United. Sunoco is managed by its general partner, Sunoco GP LLC (“Sunoco GP”), which is owned by us.

On April 6, 2017, Sunoco entered into a definitive agreement for the sale of approximately 1,112 Sunoco operated retail fuel outlets in 19 geographic regions, together with ancillary businesses and related assets, including the Laredo Taco Company, to 7-Eleven, Inc. (“7-Eleven”) for an aggregate purchase price of $3.3 billion. The closing of the transaction is expected to occur in the fourth quarter of 2017.

Sunoco has begun marketing efforts with respect to approximately 208 Stripes retail sites located in certain West Texas, Oklahoma and New Mexico markets, which are not included in the transaction with 7-Eleven. There can be no assurance of Sunoco’s success in selling the remaining company-operated retail assets, nor the price or terms of such sale, and even if a sale is consummated, Sunoco may remain contingently responsible for certain risks and obligations related to the divested retail assets.

Investment in Lake Charles LNG

Regasification Facility

Our wholly owned subsidiary, Lake Charles LNG, owns an LNG import terminal and regasification facility located on Louisiana’s Gulf Coast near Lake Charles, Louisiana. The import terminal has four LNG tanks providing approximately 9.0 Bcf of above-ground LNG storage capacity and the regasification facility has a run rate send out peak capacity of 1.8 Bcf/day. Royal Dutch Shell Plc (“Shell”) is the sole customer for the regasification facility and, pursuant to a regasification services agreement that terminates in 2030, is obligated to pay reservation fees for 100% of the regasification capacity regardless of whether it actually utilizes such capacity.

Liquefaction Project

Lake Charles LNG Export Company, LLC (“LCL”), an entity in which we own 60% and ETP owns the remaining 40%, is in the process of developing the liquefaction project. The liquefaction project is expected to consist of three LNG trains with a combined design nameplate outlet capacity of 16.45 metric tonnes per annum. Once completed, the liquefaction project will enable LCL to liquefy domestically produced natural gas and export it as LNG.

Recent Developments

We intend to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under our term loan facility and, concurrently with such repayment, refinance the remaining indebtedness under our term loan facility with a new tranche of loans under our term loan facility with a lower interest rate (such refinancing, the “Term Loan Refinancing”). We expect the Term Loan Refinancing will be completed concurrently with the closing of this offering; however, we cannot give any assurance that we will complete the Term Loan Refinancing or that we will do so in the amount, or on the terms, we anticipate. This offering is not conditioned on the completion of the Term Loan Refinancing.

Organizational Structure

The following chart summarizes our organizational structure as of September 30, 2017.

Our Principal Executive Offices

Our principal executive offices are located at 8111 Westchester Drive, Dallas, Texas 75225. Our telephone number is (214) 981-0700. Our web site address is www.energytransfer.com. Information contained on our web site is not incorporated into or otherwise a part of this prospectus supplement or accompanying prospectus.

The Offering

We provide the following summary solely for your convenience. This summary is not a complete description of the notes. You should also read the more detailed description of the notes contained in the section entitled “Description of Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.

Issuer	Energy Transfer Equity, L.P.

Notes Offered	We are offering $1,000,000,000 aggregate principal amount of 4.25% Senior Notes due 2023.

Maturity	March 15, 2023.

Interest Rate	Interest on the notes will accrue at the per annum rate of 4.25%.

Interest Payment Dates	Interest on the notes will accrue from the issue date of the notes and be payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2018.

Ranking	Our obligations under the notes will be secured on a first-priority basis with the loans and obligations under our revolving credit facility, our term loan facility and our existing senior notes, by a lien on substantially all of our and certain of our subsidiaries’ tangible and intangible assets, including (i) approximately 27.5 million ETP common units; (ii) ETE’s 100% equity interest in ETP LLC and ETP GP, through which ETE indirectly holds all of the outstanding general partner interests and 100% of the outstanding IDRs in ETP; (iii) approximately 2.3 million Sunoco common units; (iv) 12 million Sunoco Series A Preferred Units; and (v) ETE’s 100% equity interest in Sunoco GP, through which ETE indirectly holds all of the outstanding general partner interests and 100% of the outstanding IDRs in Sunoco. The liens securing the notes will be subject to the terms of a collateral agency agreement, under which the collateral agent (the “collateral agent”), acting at the direction of one or more of the administrative agents under our revolving credit facility and term loan facility, is generally entitled to sole control of all decisions and actions, including foreclosure, with respect to the collateral, even if an event of default under the notes has occurred, and neither the holders of notes nor the trustee will generally be entitled to independently exercise remedies with respect to the collateral. In addition, subject to limitations adversely affecting the equal and ratable treatment of the security interest of the trustee or imposing new material obligations on the trustee, the collateral agent is entitled, without the consent of holders of notes or the trustee, to amend the terms of the security documents securing the notes and to release the liens of the secured parties on any part of the collateral at any time. See “Description of Notes—Security for the Notes—Collateral Agency Agreement.”

The notes will be our senior obligations. The notes will rank equally in right of payment with all of our other existing and future unsubordinated indebtedness and senior to any of our future subordinated indebtedness. As of June 30, 2017, after giving effect to this offering and the application of the net proceeds therefrom, we would have had approximately $6.7 billion of indebtedness outstanding that would rank equally in right of payment to the notes. See “Description of Notes—Ranking” and “—Security for the Notes.”

The notes initially will not be guaranteed by any of our subsidiaries. However, if at any time following the issue date of the notes, any of our subsidiaries guarantees or becomes a co-obligor with respect to any indebtedness of ETE, or if at any time following the issue date of the notes any restricted subsidiary of ETE otherwise incurs any indebtedness, then such subsidiary or restricted subsidiary, as the case may be, will also guarantee the notes on terms provided for in the indenture. With respect to the assets of our subsidiaries that do not guarantee the notes, the notes will effectively rank junior to all existing and future obligations of those subsidiaries. As of June 30, 2017, after giving effect to (i) ETP’s issuance of 54,000,000 common units, and the application of the net proceeds therefrom to repay amounts outstanding under the revolving credit facilities of Energy Transfer, LP (“Legacy ETP”) (the “ETP Common Units Offering”) and (ii) the issuance by Sunoco Logistics Partners Operations L.P. (“SXL OpCo”) of an aggregate principal amount of $2.25 billion senior notes and the application of the net proceeds therefrom to repay amounts outstanding under SXL OpCo’s revolving credit facility and to redeem all of the $500 million aggregate principal amount of Legacy ETP’s 6.5% senior notes due 2021 (the “SXL OpCo Notes Offering”), our subsidiaries had outstanding approximately $36.8 billion of principal amount of indebtedness that would have effectively ranked senior to the notes.

Optional Redemption	We may redeem the notes, in whole or in part, at any time prior to December 15, 2022 (which is the date that is three months prior to the maturity date of the notes) at a price equal to 100% of the principal amount of the notes plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. We also have the option at any time on or after December 15, 2022 (which is the date that is three months prior to the maturity date of the notes) to redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Notes—Optional Redemption.”

Covenants

We will issue the notes under an indenture, dated September 20, 2010, as supplemented by the eighth supplemental indenture thereto, establishing the terms of the notes (the “indenture”), with U.S. Bank National Association, as trustee. The covenants in the indenture include a limitation on liens, a limitation on transactions with affiliates, a restriction on sale-leaseback transactions and limitations on mergers and sales of all or substantially all of our assets. The covenants will generally not apply to ETP, Sunoco or their subsidiaries. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described in “Description of Notes—Covenants.”

If the notes achieve investment grade ratings by either Moody’s Investors Services Inc. (“Moody’s”) or Standard & Poor’s Rating Services (“Standard & Poor’s”) and no default or event of default has occurred and is continuing under the indenture, we and our restricted subsidiaries will no longer be subject to the limitation on transactions with affiliates covenant referenced above. See “Description of Notes—Certain Covenants—Termination of Limitation on Transactions with Affiliates Covenant.”

Mandatory Offer to Repurchase	If we experience a Change of Control together with a Rating Decline, each as defined in the indenture, we must offer to repurchase the notes at an offer price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Covenants—Change of Control.”

Use of Proceeds	We intend to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under our term loan facility and for general partnership purposes. See “Use of Proceeds.”

Affiliates of certain of the underwriters are lenders under our term loan facility and as such may receive a portion of net proceeds from this offering pursuant to the repayment of borrowings under such facility. Please read “Underwriting—Other Relationships.”

Governing Law	The indenture and the notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement, as well as the risk factors set forth in the filings that we make with the SEC and the other risks identified in the documents incorporated by reference herein and therein for information regarding risks you should consider before investing in the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated therein:

	Six Months Ended June 30,	Years Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	1.58x	1.20x	1.47x	1.80x	1.26x	2.19x

For this ratio, “earnings” consist of:

•	pre-tax income from continuing operations, before minority interest and equity in earnings of affiliates;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	fixed charges.

“Fixed charges” consist of:

•	interest expensed;

•	interest capitalized;

•	amortized debt issuance costs; and

•	estimated interest element of rentals.

RISK FACTORS

An investment in the notes involves risks. You should consider carefully the following risk factors and the risk factors set forth on page 1 of the accompanying prospectus and in the filings that we make with the SEC, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, when evaluating an investment in the notes. These are not all the risks we face and other factors currently considered immaterial or unknown to us may impact our future operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Indebtedness and the Notes

Our ability to pay principal and interest on the notes is dependent upon our subsidiaries, including ETP and Sunoco, having sufficient cash available for distributions on their equity interests after satisfaction of their respective debt obligations.

We do not own any operating assets. Our principal assets consist of our direct and indirect equity interests in ETP and Sunoco, which include the IDRs and general partner interests in such entities, and our equity interests in Lake Charles LNG and LCL. None of our subsidiaries will initially guarantee our obligations with respect to the notes. Therefore, none of our subsidiaries will have any obligations to pay amounts due under the notes or to make any funds available to pay those amounts. Our ability to pay principal and interest on the notes is dependent upon the performance of our subsidiaries and our receipt of cash distributions relating to the equity interests that we own in them. Cash distributions from our subsidiaries may be restricted by, among other things, credit facilities and applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount of the notes at maturity, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

The notes will be effectively subordinated to liabilities and indebtedness of our subsidiaries.

Initially, none of our subsidiaries will guarantee our obligations with respect to the notes. Creditors of our subsidiaries that do not guarantee the notes will have claims with respect to the assets of those subsidiaries that rank effectively senior to claims of the holders of the notes. In the event of any distribution or payment of assets of such subsidiaries in any dissolution, winding up, liquidation, reorganization or other bankruptcy proceeding, the claims of those creditors must be satisfied prior to making any such distribution or payment to us in respect of our direct or indirect equity interests in such subsidiaries. Accordingly, after satisfaction of the claims of such creditors, there may be little or no amounts left available to make payments in respect of the notes. As of June 30, 2017, after giving effect to the ETP Common Unit Offering and the SXL OpCo Notes Offering, our subsidiaries, including ETP and Sunoco, would have had outstanding approximately $36.8 billion of indebtedness that would have effectively ranked senior to the notes. Also, there are federal and state laws that could invalidate any guarantee of our subsidiary or subsidiaries that guarantee the notes. If that were to occur, the claims of creditors of a guaranteeing subsidiary would also rank effectively senior to the notes, to the extent of the assets of that subsidiary. Furthermore, our subsidiaries are not prohibited under the indenture from incurring additional indebtedness.

We continue to have a substantial amount of indebtedness, which may adversely affect our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, including the notes.

We continue to have significant debt obligations. If we are unable to meet our debt obligations, we may need to consider refinancing or amending our credit agreements or indentures or adopting alternative strategies to reduce or delay expenditures or seeking additional equity capital. As of June 30, 2017, after giving effect to this offering and the application of the net proceeds therefrom, we would have had approximately $6.7 billion of indebtedness outstanding. In addition, as of June 30, 2017, after giving effect to the ETP Common Unit Offering and the SXL OpCo Notes Offering, our subsidiaries, including ETP and Sunoco, would have had outstanding approximately $36.8 billion of indebtedness that would have effectively ranked senior to the notes, as well as other significant liabilities.

Our substantial debt could have important consequences to you. For example, it could make it more difficult for us to satisfy our obligations with respect to the notes, increase our vulnerability to general adverse economic and industry conditions, and limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity. In addition, the indenture governing the notes and our existing senior notes, the credit agreement governing our revolving credit facility and the term loan agreement governing our term loan facility and any of our future debt agreements may contain financial and other restrictive covenants that will limit our ability to decide how to operate our business. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our outstanding indebtedness.

We may incur substantially more debt, which could further exacerbate the risks related to our indebtedness.

We and our subsidiaries may incur substantial additional indebtedness in the future, including pursuant to the credit agreement governing our revolving credit facility and the term loan agreement governing our term loan facility and the indenture governing the notes and our existing senior notes. If we incur any additional indebtedness, including trade payables, that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our partnership to unsecured creditors to the extent our collateral is either released or inadequate to satisfy the claims of the holders of the notes. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we now face could intensify. See “Description of Notes.”

In the event of a default, we may have insufficient funds to make any payments due on the notes.

A breach of any covenant in the indenture governing the notes and our existing senior notes, the credit agreements governing our revolving credit facility and term loan facility and any other debt that we may have outstanding from time to time could result in a default under that agreement after any applicable grace periods. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and a default with respect to, and an acceleration of, the debt outstanding under other debt agreements. The accelerated debt would become immediately due and payable. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such debt. Even if new financing were available at that time, it may not be on terms that are acceptable to us. If our debt is in default for any reason, our business, financial condition and results of operations could be materially adversely affected.

Your right to take enforcement action with respect to the liens securing the notes is limited, and you will receive the proceeds from such enforcement pro rata with the holders of our existing senior notes and the lenders under our revolving credit facility and term loan facility.

The notes, our existing senior notes and the indebtedness and other obligations under our revolving credit facility and term loan facility will be secured by liens on the same collateral. However, under the terms of the collateral agency agreement, the holders of the notes will not have any independent power to enforce any liens or to exercise any rights or powers arising under the security documents except through the administrative agents for the lenders under our revolving credit facility and term loan facility and the collateral agent. The proceeds of any collection, sale, disposition or other realization of the collateral received in connection with the exercise of remedies (including distributions of any part of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be shared pro rata with the holders of our existing senior notes and the lenders under our revolving credit facility and term loan facility. By investing in the notes, you will have deemed to have agreed to these restrictions. As a result of these restrictions, holders of the notes will have limited remedies and recourse against us in the event of a default.

There may not be sufficient collateral to pay all or any of the notes.

Our indebtedness and other obligations under our revolving credit facility and term loan facility and our existing senior notes are, and the notes and certain other secured indebtedness that we may incur in the future will be, secured by a first-priority lien on substantially all of our and certain of our subsidiaries’ assets, subject to certain exceptions and permitted liens and subject to the terms of the collateral agency agreement. No fair market value appraisals of any collateral have been prepared in connection with this offering of the notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. Although a public trading market exists for the portion of the collateral represented by the ETP common units and Sunoco common units, the market may not be sufficiently liquid for you to realize that value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, competition or other future trends.

In addition, the collateral securing the notes will be subject to liens permitted under the terms of the indenture and the collateral agency agreement, whether arising on or after the date the notes were issued. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral securing the notes. The collateral securing the notes may be released in certain circumstances without a release of collateral securing other obligations if such obligations do not exceed a threshold level or qualify as permitted liens. In such an event, the holders of the notes would recover less in a bankruptcy, foreclosure, liquidation or similar proceeding than the holders of such other obligations to the extent of the value of the collateral securing such obligations. The indenture governing the notes will not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values.

In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our senior secured debt obligations, including the notes, in full or at all. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our unsecured senior indebtedness and other obligations, including trade payables.

The collateral securing the notes may be diluted under certain circumstances.

The revolving credit facility and term loan facility and the indenture governing our existing senior notes and the notes offered hereby will permit us to incur additional debt up to applicable maximum debt threshold amounts. Any additional debt secured by the collateral would dilute the value of the rights the holders of the notes have in the collateral.

Under certain circumstances, the collateral securing the notes may be released, and the notes will thereafter become unsecured.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes will be released automatically, without your consent, including:

•

if outstanding indebtedness is discharged or if liens on collateral securing obligations are released, then a release of the liens securing the notes will occur in accordance with the covenant described under “Description of Notes—Security for the Notes,” even though we continue to have obligations in an aggregate principal amount under our revolving credit facility and term loan facility, together with all

Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (3), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described in “Description of Notes”) that exceed the greater of (x) $250.0 million and (y) 10% Net Tangible Assets (each term as defined in “Description of Notes”), or if such liens qualify as “Permitted Liens”; or

•	upon the consent of holders of at least two-thirds in principal amount of the notes then outstanding, in accordance with the covenant described under “Description of Notes—Amendments and Waivers.”

If the collateral securing the notes is released, the notes will rank effectively junior to any of our secured indebtedness to the extent of the collateral value of that secured indebtedness.

The collateral agency agreement limits the rights of holders of the notes with respect to the collateral, even during an event of default.

Under the terms of the collateral agency agreement, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and the release of the collateral from any lien, will be at the direction of the administrative agents under our revolving credit facility and term loan facility. Neither the trustee nor the collateral agent, on behalf of the holders of notes, will have the ability to control or to direct such actions, even if an event of default under the notes has occurred. See “Description of Notes—Security for the Notes—Collateral Agency Agreement.” In addition, subject to limitations adversely affecting the equal and ratable treatment of the security interest of the trustee or imposing new material obligations on the trustee, the collateral agent is entitled, without the consent of holders of the notes or the trustee, to amend the terms of the security documents securing the notes and to release the liens of the secured parties on any part of the collateral in accordance with the terms of such agreement. The collateral so released will no longer secure obligations under the notes. See “Description of Notes—Security for the Notes—Collateral Agency Agreement” and “—Security for the Notes.”

Your interest in the collateral may be adversely affected by the failure to record or perfect security interests in certain collateral.

Applicable law requires that security interests in certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The liens on the collateral securing the notes may not be perfected if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing the notes. In addition, even though it may constitute an event of default under the indenture governing the notes, a third-party creditor could gain priority over one or more liens on the collateral securing the notes by recording an intervening lien or liens. Although the indenture will contain customary further assurances covenants, there can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the holders of the notes against third parties.

Our credit ratings may not reflect all the risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Bankruptcy laws may limit your ability to realize value from a sale of the collateral securing the notes.

The right of the collateral agent to foreclose upon and sell the collateral securing the notes upon the occurrence of an event of default under the indenture could be restricted under the United States Bankruptcy Code (the “Bankruptcy Code”) if a bankruptcy case is commenced by or against us before the collateral agent has repossessed and disposed of the collateral. Upon the commencement of a case for relief under Chapter 11 of the Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor without bankruptcy court approval. Furthermore, the Bankruptcy Code permits a debtor to continue to retain and to use the collateral (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is afforded “adequate protection” of its interest in the collateral. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the amount of debt it secures.

In light of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of bankruptcy courts, it is impossible to predict:

•	how long payments under the notes could be delayed following commencement of a bankruptcy case;

•	whether or when the collateral agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due under the notes, the holders of the notes would hold secured claims to the extent of the value of the collateral to which the holders of the notes are entitled and unsecured claims with respect to such shortfall. The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral. Any proceeds from the collection, sale, disposition or other realization of the collateral that is distributed as part of a bankruptcy will be shared pro rata with the holders of our existing senior notes and the lenders under our revolving credit facility and term loan facility.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a change of control triggering event, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. We may not be able to repurchase the notes upon a change of control triggering event because we may not have sufficient funds.

Further, we may be contractually restricted under the terms of our revolving credit facility, our term loan facility, the existing senior notes or other future senior indebtedness from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under the agreements governing such indebtedness. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under our revolving credit facility, our term loan facility and existing senior notes. Our revolving credit facility and term loan facility provide that a change of control, as defined therein, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the notes. Any of our future debt agreements may contain similar provisions.

In addition, the change of control provisions in the indenture governing the notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction.

Your ability to transfer the notes at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

The notes are a new issue of securities for which there is no established public market. Although we have registered the offer and sale of the notes under the Securities Act of 1933, as amended (the “Securities Act”), we do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. An active market for the notes may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the notes within the time or at the price you desire.

The limitation on transactions with affiliates covenant in the indenture will terminate if the notes are rated investment grade by either Moody’s or Standard & Poor’s.

The limitation on transactions with affiliates covenant in the indenture governing the notes will no longer apply to us if the notes are rated investment grade by either Moody’s or Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, the notes will maintain these ratings. However, termination of the covenant relating to affiliate transactions would allow us to engage in certain transactions that would not be permitted while that covenant was in force. See “Description of Notes—Covenants—Termination of Limitation on Transactions with Affiliates Covenant.”

USE OF PROCEEDS

We expect to receive net proceeds of approximately $990 million from the sale of notes offered hereby, after deducting the underwriters’ discount and estimated offering expenses.

We intend to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under our term loan facility and for general partnership purposes.

As of September 28, 2017, we had $2.2 billion outstanding under our term loan facility that matures on February 2, 2024. The weighted average interest rate on the total amount outstanding at September 28, 2017 was 3.98%. We used borrowings under our term loan facility to refinance amounts outstanding under ETE’s prior term loan facilities, pay transaction fees and expenses related to our term loan facility and other transactions incidental thereto and for general partnership purposes.

Affiliates of certain of the underwriters are lenders under our term loan facility and as such may receive a portion of net proceeds from this offering pursuant to the repayment of borrowings under such facility. Please read “Underwriting—Other Relationships.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of June 30, 2017 on:

•	an actual basis;

•	an as adjusted basis to give effect to the ETP Common Units Offering and the SXL OpCo Notes Offering; and

•	on an as further adjusted basis to give effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds.”

The actual information in the table is derived from and should be read in conjunction with our historical financial statements, including the accompanying notes, incorporated by reference in this prospectus supplement. The amounts in the table below are in millions.

	June 30, 2017
	Actual	As Adjusted	As Further Adjusted
Cash and Cash Equivalents	$375	$424	$424

Debt:
Debt of ETE
Revolving credit facility(1)	$1,202	$1,202	$1,202
Term loan facility	2,200	2,200	1,210
Existing senior notes	3,337	3,337	3,337
Notes offered hereby	—	—	1,000
Debt of ETP
SXL OpCo revolving credit facility(2)	$1,673	$—	$—
Legacy ETP revolving credit facility(3)	1,542	544	544
Legacy ETP Subsidiaries revolving credit facilities(4)	2,648	2,648	2,648
SXL OpCo senior notes	5,350	7,600	7,600
Legacy ETP senior notes	20,540	20,040	20,040
Legacy ETP Subsidiaries senior notes	1,725	1,725	1,725
Debt of Sunoco
Revolving credit facility(5)	825	825	825
Term loan facility	1,243	1,243	1,243
Senior notes and lease-related obligations	2,339	2,339	2,339
Other long-term debt	5	5	5
Unamortized premiums, net of discounts and fair value adjustments	83	57	49
Deferred debt issuance costs	(258)	(259)	(259)

Total Debt	$44,454	$43,506	$43,508
Total Equity	25,189	26,186	26,186

Total Capitalization	$69,643	$69,692	$69,694

(1)	As of September 28, 2017, we had $1.206 billion of indebtedness outstanding under our revolving credit facility.
(2)	Includes $241 million of commercial paper outstanding at June 30, 2017. As of September 28, 2017, SXL OpCo had $70 million outstanding under its revolving credit facility (including a $1.8 million letter of credit issued as of such date).
(3)	Includes $1.54 billion of commercial paper outstanding at June 30, 2017. As of September 28, 2017, Legacy ETP had $2.156 billion of commercial paper issued as of such date).

(4)	Includes $2.5 billion outstanding under Dakota Access, LLC’s term loan, as well as $148 million outstanding under PennTex’s revolving credit facility. As of September 28, 2017, Dakota Access, LLC had $2.5 billion outstanding under its term loan. The PennTex revolving credit facility was repaid and terminated on August 7, 2017.
(5)	As of September 28, 2017, Sunoco had $660 million outstanding under its revolving credit facility (including a $19.2 million letter of credit issued as of such date).

DESCRIPTION OF NOTES

ETE will issue the notes as a new series of its debt securities described in the accompanying prospectus. The notes will be issued under an indenture dated as of September 20, 2010, as supplemented by the eighth supplemental indenture establishing the notes to be dated as of the closing of this offering (collectively, the “indenture”), between itself and U.S. Bank National Association, as trustee (the “Trustee”). This description is a summary of the material provisions of the notes, the indenture and the Notes Collateral Documents (as defined below). The summary of selected provisions of the notes and the indenture referred to below supplements, and to the extent inconsistent supersedes and replaces, the description of the general terms and provisions of the debt securities and the indenture contained in the accompanying prospectus under the caption “Description of Debt Securities.” This description does not restate those agreements and instruments in their entirety. You should refer to the notes and the indenture, forms of which are available as set forth below under “Where You Can Find More Information,” for a complete description of our obligations and your rights.

You can find the definitions of various terms used in this description under “—Definitions” below. In this description, the terms “ETE,” “we,” “us” and “our” refer only to Energy Transfer Equity, L.P. and not to any of its Subsidiaries or Affiliates. The registered holder of a note (each, a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

General

The notes will:

•	be general senior obligations of ETE, ranking equally in right of payment with all other existing and future unsubordinated indebtedness of ETE;

•	rank senior in right of payment to all future subordinated indebtedness of ETE, if any;

•	be secured by a Lien on the Collateral to the extent described below under “—Security for the Notes”;

•	initially be issued in an aggregate principal amount of $1,000,000,000;

•	mature on March 15, 2023;

•	be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	bear interest at an annual rate of 4.25%; and

•	be redeemable at any time at our option at the redemption prices described below under “—Optional Redemption.”

The notes constitute a series of debt securities under the indenture. The indenture does not limit the amount of debt securities we may issue under the indenture from time to time in one or more series. We may in the future issue additional debt securities under the indenture in addition to the notes.

Interest

Interest on the notes will accrue at an annual rate of 4.25% from and including October 18, 2017. We will pay interest on the notes in cash semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2018. We will make interest payments to the Holders of record at the close of business on March 1 or September 1, as applicable, before the interest payment date.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Methods of Receiving Payments on the Notes

If a Holder of notes has given wire transfer instructions to ETE, ETE will pay all principal, premium, if any, and interest on that Holder’s notes in accordance with those instructions to an account in the United States provided the holder has requested such method of payment and provided timely wire transfer instructions to the paying agent. All other payments on the notes will be made at the office or agency of the paying agent and registrar, unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. When the notes are in the book-entry system, payments will be made to Cede & Co. and nominee for DTC as described in “Book-Entry System—Book-Entry Format.”

Further Issuances

We may from time to time, without notice to or the consent of the Holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement and accompanying prospectus, except for the issue price, the issue date, the first date from which interest will accrue and, in some cases, the first interest payment date. Additional notes issued in this manner will form a single series with the previously issued and outstanding notes.

Paying Agent and Registrar

Initially, the Trustee will act as paying agent and registrar for the notes. We may change the paying agent or registrar for the notes without prior notice to the Holders of the notes, and we or any of the Restricted Subsidiaries may act as paying agent or registrar; provided, however, that we will be required to maintain at all times an office or agency in the Borough of Manhattan, The City of New York (which may be an office of the Trustee or an affiliate of the Trustee or the registrar or a co-registrar for the notes) where the notes may be presented for payment and where notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the notes and the indenture may be served. We may also from time to time designate one or more additional offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve us of our obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.

The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the notes, and ETE may require a Holder to pay any taxes and fees required by law or permitted by the indenture. ETE will not be required to transfer or exchange any note (or portion of a note) selected for redemption. Also, ETE will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

The notes initially will not be guaranteed by any of our Subsidiaries. However, if at any time following the Issue Date, any Subsidiary of ETE guarantees or becomes a co-obligor with respect to any obligations of ETE in respect of any Indebtedness, or if at any time following the Issue Date any Restricted Subsidiary of ETE otherwise incurs any Indebtedness (excluding, for the avoidance of doubt, any intercompany Indebtedness between ETE or any Subsidiary or Subsidiaries of ETE on the one hand and such Restricted Subsidiary on the other), then ETE will cause such Subsidiary or Restricted Subsidiary, as the case may be, to promptly execute and deliver to the Trustee a supplemental indenture to the indenture in a form satisfactory to the Trustee pursuant to which such Subsidiary or Restricted Subsidiary will guarantee all obligations of ETE with respect to the notes on the terms provided for in the indenture. The Subsidiary Guarantees will be joint and several obligations of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

The Subsidiary Guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its Subsidiary Guarantee:

•	automatically upon any direct or indirect sale, transfer or other disposition, whether by way of merger or otherwise, to any Person that is not an Affiliate of ETE, of (a) all of the Capital Stock representing ownership of such Subsidiary Guarantor or (b) all or substantially all the assets of such Subsidiary Guarantor;

•	(a) in the case of a Subsidiary Guarantor that is not a Restricted Subsidiary, following delivery by ETE to the Trustee of an officer’s certificate to the effect that such Subsidiary Guarantor has been released from all guarantees or obligations in respect of any Indebtedness of ETE and (b) in the case of a Subsidiary Guarantor that is a Restricted Subsidiary, following delivery by ETE to the Trustee of an officer’s certificate to the effect that such Subsidiary Guarantor has been released from all guarantees or obligations in respect of any Indebtedness; or

•	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the caption “—Defeasance and Discharge.”

If at any time following any release of a Subsidiary (that is not a Restricted Subsidiary) from its Subsidiary Guarantee pursuant to the second bullet point in the preceding paragraph, such Subsidiary again guarantees or becomes a co-obligor with respect to any obligations of ETE in respect of any Indebtedness of ETE, then ETE will cause such Subsidiary to again become a Subsidiary Guarantor by executing and delivering a supplemental indenture to the indenture in a form satisfactory to the Trustee and thus guarantee the notes and all other obligations of ETE under the indenture, in accordance with the terms of the indenture. If at any time following any release of a Subsidiary (that is a Restricted Subsidiary) from its Subsidiary Guarantee pursuant to the second bullet point in the preceding paragraph, such Subsidiary again incurs any Indebtedness (excluding, for the avoidance of doubt, any intercompany Indebtedness between ETE or any Subsidiary of Subsidiaries of ETE on the one hand and such Restricted Subsidiary on the other), then ETE will cause such Subsidiary to again become a Subsidiary Guarantor by executing and delivering a supplemental indenture to the indenture in a form satisfactory to the Trustee and thus guarantee the notes and all other obligations of ETE under the indenture, in accordance with the terms of the indenture.

Ranking

The notes will be senior obligations of ETE and will be secured on a first-priority basis by a Lien on the Collateral, subject to certain liens permitted under the indenture, which Liens are intended to be pari passu with the Liens securing the Credit Agreements. The notes:

•	will rank senior in right of payment to all future obligations of ETE that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future senior obligations of ETE that are not so subordinated;

•	will be structurally subordinated to all liabilities and preferred equity of Subsidiaries of ETE that are not Subsidiary Guarantors; and

•	will be guaranteed by each Subsidiary of ETE that in the future is required to become a Subsidiary Guarantor.

Each Subsidiary Guarantee, if any, will be a senior obligation of the relevant Subsidiary Guarantor and will be secured on a first-priority basis by a Lien on the Collateral owned by such Subsidiary Guarantor, subject to certain liens permitted under the indenture, which Liens are intended to be pari passu with the Liens securing the Credit Agreements and will rank senior in right of payment to all future obligations of such Subsidiary Guarantor that are, by their terms, expressly subordinated in right of payment to such Subsidiary Guarantee and pari passu in right of payment with all existing and future senior obligations of such Subsidiary Guarantor that are not so subordinated.

The notes will be effectively subordinated to all existing and future obligations, including Indebtedness, of any Subsidiaries of ETE that do not guarantee the notes. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of ETE and the holders of ETE’s Indebtedness, including the notes. As of June 30, 2017, after giving effect to the ETP Common Unit Offering and the SXL OpCo Notes Offering, ETE’s Subsidiaries would have had outstanding approximately $36.8 billion of indebtedness, all of which would rank effectively senior to the notes. Furthermore, the notes and each Subsidiary Guarantee will be effectively subordinated to any Indebtedness of ETE and the applicable Subsidiary Guarantor secured by liens permitted under the indenture to the extent of the value of the assets securing such Indebtedness.

Optional Redemption

Except pursuant to this section relating to optional redemption, or as described below under “—Covenants—Change of Control,” the notes will not be redeemable at our option.

The notes will be redeemable, at our option, at any time prior to December 15, 2022 (which is the date that is three months prior to the maturity date of the notes), in whole, or from time to time in part, at a price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

plus, in either case, accrued and unpaid interest, if any, to, but not including, the redemption date.

The actual redemption price, calculated as provided below, will be calculated and certified to the Trustee and us by the Independent Investment Banker.

We also have the option at any time on or after December 15, 2022 (which is the date that is three months prior to the maturity date of the notes) to redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Notes called for redemption become due on the redemption date. Notices of redemption will be mailed at least 15 but not more than 60 days before the redemption date to each Holder of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption on the redemption date. For purposes of determining the redemption price, the following definitions are applicable:

“Treasury Yield” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Morgan Stanley & Co. LLC and Mizuho Securities USA LLC and their successors or, if any such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by ETE and reasonably acceptable to the Trustee.

“Reference Treasury Dealer” means (a) each of Morgan Stanley & Co. LLC and Mizuho Securities USA LLC and their respective successors, and (b) one other primary U.S. government securities dealer in the United States selected by ETE (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall resign as a Reference Treasury Dealer or cease to be a U.S. government securities dealer, ETE will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis by lot or by such other manner as the Trustee shall deem fair and appropriate unless otherwise required by law, DTC, or applicable stock exchange requirements. No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

Any redemption and notice of redemption may, at ETE’s discretion, be subject to the satisfaction of one or more conditions precedent.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose notes will be subject to redemption by ETE.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption, unless ETE defaults in making the redemption payment.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

We may at any time and from time to time purchase notes in the open market or otherwise. We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Security for the Notes

General

The Revolving Credit Agreement Obligations, the Term Loan Agreement Obligations and the Existing Note Obligations are secured on a first-priority basis with Liens on the Collateral. The notes will be secured to the same extent as such obligations are so secured until such time as the aggregate principal amount of all Indebtedness then outstanding under the Revolving Credit Agreement Obligations and the Term Loan Agreement Obligations secured by such Liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (3), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below), does not exceed the greater of (x) $250.0 million and (y) 10.0% of Net Tangible Assets; provided that the Liens securing obligations relating to the Existing Senior Notes have been released concurrently with the release of the Liens securing the notes. Upon any such release of the Collateral, the “—Limitations on Liens” covenant will continue to govern the incurrence of Liens by ETE and its Restricted Subsidiaries.

The Liens securing the notes are intended to be shared equally and ratably (subject to Permitted Liens) with the holders of other Senior Obligations, which include the Revolving Credit Agreement Obligations, the Term Loan Agreement Obligations, the Existing Note Obligations and any future Additional Senior Secured Debt Obligations. As of the Issue Date, ETE’s only Senior Obligations will be the Revolving Credit Agreement Obligations, the Term Loan Agreement Obligations, the Existing Note Obligations and the Note Obligations.

The assets securing the Senior Obligations will include substantially all of the tangible and intangible assets of ETE and its Restricted Subsidiaries (other than ETP GP, which is not a pledgor), which includes (i) approximately 27.5 million ETP common units; (ii) ETE’s 100% equity interest in ETP LLC and ETP GP, through which ETE indirectly holds all of the outstanding general partner interests in ETP and 100% of the outstanding IDRs in ETP; (iii) approximately 2.3 million Sunoco common units; (iv) 12 million Sunoco Series A Preferred Units; and (v) ETE’s 100% equity interest in Sunoco GP, through which ETE indirectly holds all of the outstanding general partner interests in Sunoco and 100% of the outstanding IDRs in Sunoco. Notwithstanding the foregoing, if the documents governing any of the Collateral described above contain enforceable restrictions on assignment or transfer of any rights of ETE or any Restricted Subsidiary thereunder, then the Liens on the Collateral will be limited only to the extent necessary to comply with those enforceable restrictions. Pursuant to the Credit Agreements, the Existing Indenture, the indenture and the Collateral Documents, the Obligors also will be able to incur, without the consent of the Holders of the notes, Additional Senior Secured Debt in the future, which will be secured by Liens on the Collateral. Those Liens will rank pari passu with the Liens securing the Note Obligations, and the amount of such Additional Senior Secured Debt and other obligations could be significant. Any such Indebtedness will constitute Senior Obligations. So long as any Senior Obligations remain outstanding and are secured, the Senior Secured Parties will have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the notes.

Upon the occurrence of an Event of Default, the proceeds from the sale of Collateral may be insufficient to satisfy ETE’s obligations under the notes and the Restricted Subsidiaries’ obligations under any Subsidiary Guarantees. No appraisals of any of the Collateral have been prepared in connection with this offering.

Moreover, the amount to be received upon such sale would be dependent upon numerous factors, including market conditions at the time of the sale, as well as the timing and manner of the sale. By its nature, all or some of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral, if saleable, can be sold in a short period of time. See “Risk Factors—Risks Related to Our Indebtedness and the Notes.”

Liens on the Collateral

ETE, the Restricted Subsidiaries (other than ETP GP) and certain Senior Loan Parties have entered into the Bank Collateral Documents in connection with the Credit Agreements, defining the terms of the security interests on the Collateral that secure the payment and performance when due of all of the Senior Loan Obligations of ETE and any Subsidiary Guarantors under the Credit Agreements and the Bank Collateral Documents. Similarly, the Notes Collateral Documents will define the terms of the security interests on the Collateral that secure the payment and performance when due of the Note Obligations of ETE and any Subsidiary Guarantors under the indenture, the notes and the Notes Collateral Documents.

Collateral Agency Agreement

The Agents have entered into the Collateral Agency Agreement with the Collateral Agent, ETE and any Subsidiary Guarantors from time to time party thereto with respect to the Collateral. The Collateral Agency Agreement describes, among other things, the obligations, powers and duties of the Collateral Agent and the administration, preservation and disposition of the Collateral. The indenture and the Collateral Documents will be subject to the terms of the Collateral Agency Agreement.

The Collateral Agency Agreement provides that the Collateral Agent or its sub-agent, acting at the direction of any Agents and subject to the limitations set forth in the Pledge Agreement or applicable law, have the sole right to exercise remedies against the Collateral and to foreclose upon, collect or otherwise enforce the Liens on the Collateral for the benefit of the Secured Parties. The Collateral Agent will be instructed to comply with all instructions received by it from one or more administrative agents and, if the Collateral Agent receives conflicting instructions from two or more administrative agents, the Collateral Agent will not be required to comply with any such instructions until the Collateral Agent is reasonably satisfied that such conflict has been resolved; provided that if one instruction requires action and another inaction or a forbearance, then the Collateral Agent will be instructed to disregard the instruction requiring inaction or forbearance.

If any Collateral is sold or otherwise realized upon by the Collateral Agent in connection with any foreclosure, collection or other enforcement of the Liens granted to the Collateral Agent in the Collateral or any other exercise of remedies, the proceeds received by the Collateral Agent from such foreclosure, collection or other enforcement or realization will be distributed by the Collateral Agent as follows:

1.	First, to any costs, fees, charges or other amounts incurred by the Collateral Agent to collect such cash proceeds or realize upon the Collateral or otherwise owing to the Collateral Agent under the Collateral Agency Agreement or the Pledge Agreement;

2.	Second, to (a) the Agents in proportion to the aggregate amount of the Senior Obligations (other than the Other Hedging Obligations (as defined in the Revolving Credit Agreement)) owed to each for application in accordance with the terms of the applicable Senior Debt Documents and (b) the administrative agent under the Revolving Credit Agreement for application to the payment of that portion of the Senior Obligations constituting Other Hedging Obligations, in each case, on a pari passu basis until all such amounts are indefeasibly paid in full in cash; and

3.	Third, the balance, if any, after all of the Senior Obligations have been indefeasibly paid in full in cash, to ETE or as otherwise required by law.

No amendment or waiver of or consent to any departure from any provision of the Collateral Agency Agreement will be effective unless it is in writing and signed by each administrative agent under the Credit Agreements, the Collateral Agent and each Subsidiary Guarantor. In addition, any amendment, waiver or consent that either (i) adversely affects the equal and ratable treatment of the security interest of the Trustee or additional trustee (unless otherwise authorized pursuant to the terms of the Collateral Agency Agreement) or (ii) imposes new material obligations on the Trustee, in its capacity as such, shall not be effective unless it is signed by the Trustee.

Additional Senior Secured Debt

To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents, ETE may incur or issue and sell one or more Series of Additional Senior Secured Debt. Any such additional Series of Additional Senior Secured Debt may be secured by Liens on the Collateral that rank pari passu with the Liens securing the Senior Loan Obligations and may be guaranteed by the Subsidiary Guarantors, if any, on a senior basis, in each case under and pursuant to the Collateral Documents, if and subject to the condition that the Authorized Representative with respect to any such Series of Additional Senior Secured Debt, acting on behalf of the holders of such Series of Additional Senior Secured Debt, becomes a party to the Collateral Agency Agreement by satisfying the conditions set forth therein.

Release of Collateral

The Collateral Agent’s Liens upon the Collateral will automatically be released in whole, upon (a) payment in full and discharge of all outstanding Senior Obligations and (b) termination or expiration of all commitments to extend credit under all Senior Debt Documents and the cancellation or termination or cash collateralization of all outstanding letters of credit issued pursuant to any Senior Debt Document. The Collateral Agent’s Liens upon the Collateral will automatically be released with respect to any Series of Senior Obligations, including the Note Obligations, (a) at any time the terms of such Series of Senior Obligations no longer require such Series of Senior Obligations to be secured by the Collateral and (b) the administrative agent or the Trustee, as the case may be, with respect to such Series of Senior Obligations has delivered to the Collateral Agent a written notice withdrawing such Series of Senior Obligations as being secured under the Pledge Agreement. In each such case, upon request of ETE and any administrative agent or the Trustee, as applicable, the Collateral Agent will execute (with such acknowledgements and/or notarizations as are required) any such documents as provided by ETE or such administrative agent or the Trustee, as the case may be, to evidence such release.

Each Lien on Collateral securing any Note Obligation shall be released upon such Collateral becoming not subject to any Lien securing any other Series of Senior Obligations (including pursuant to any waiver or amendment of the Credit Agreements or the Bank Collateral Documents). In this regard, the release of Liens (including Liens securing Note Obligations) on Collateral would occur upon any sale, transfer or other disposition of such Collateral that is made in accordance with the terms of the Credit Agreements and the Bank Collateral Documents, so that the sale, transfer or other disposition could be made free of those Liens. For example, the Credit Agreements contain negative covenants that prohibit us from selling, transferring or disposing of any of our properties, subject to a number of exceptions, including an exception under the Credit Agreements that permits us to sell, transfer or dispose of any of our properties (including ETP common units but excluding our general partner interests in ETP or our direct or indirect interests in ETP GP and ETP LLC which hold such general partner interests) subject only to (a) no event of default then existing or resulting from such sale and (b) pro forma compliance with the Leverage Ratio (as defined in the Credit Agreements). These negative covenants also prohibit us from declaring and making cash distributions to our unitholders so long as an event of default exists or would result from such restricted payment. Our partnership agreement requires us to make quarterly cash distributions of 100% of our available cash, which is defined in our partnership agreement to generally mean, for each calendar quarter, cash generated from our business in excess of the amount our general partner determines is necessary or appropriate to provide for the conduct of our business, to comply with applicable law, any of our debt instruments or other agreements or to provide for the conduct of our business, or to provide for future distributions to our unitholders for any one or more of the upcoming four quarters. As a result, we will be entitled to sell ETP common units or Sunoco common units but not general partner interests in ETP or Sunoco or our direct or indirect interests in the entities that hold such general partner interests in ETP or Sunoco and to make quarterly distributions of our available cash without restrictions based on the Liens securing the Senior Obligations subject only to (a) no event of default and (b) in the case of asset sales, pro forma compliance with the Leverage Ratio (as defined in the Credit Agreements). In the case of Liens securing Subsidiary Guarantees, if any, the release of Liens (including Liens securing Note Obligations) on Collateral would also occur upon the owner of the Collateral ceasing to be a Subsidiary and/or a Subsidiary Guarantor, in each case, pursuant to a transaction permitted by the Collateral Agency Agreement.

Liens on Collateral securing Note Obligations will be entitled to be released in the event of the defeasance or discharge of the indenture as described under “—Defeasance and Discharge” and as described under “—Amendments and Waivers.” Each of the Notes Collateral Agent and each other Authorized Representative shall execute and deliver all such authorizations and other instruments and take such actions (and the Holders of the notes will be deemed to have consented to and authorized the Notes Collateral Agent to execute and deliver any such authorization or instrument and take any such action) as is reasonably required for the Collateral Agent to evidence, confirm and effectuate any release of Collateral described above.

At the request of ETE, the Notes Collateral Agent will execute and deliver any documents, authorizations, instructions or instruments evidencing the consent of the Holders of the notes (and the Holders of the notes will be deemed to have consented to and authorized the Notes Collateral Agent to execute and deliver any such documentation, instructions or instruments) to any permitted release. The indenture will also direct the Notes Collateral Agent, in its capacity as Authorized Representative for Holders of notes, to take any action authorized under the Notes Collateral Documents or otherwise as may be requested by ETE to give effect to any such release.

Covenants

Termination of Limitation on Transactions with Affiliates Covenant

If at any time the notes achieve an Investment Grade Rating and no Default or Event of Default has occurred and is then continuing under the Indenture, ETE and its Restricted Subsidiaries will no longer be subject to the covenant described below under the caption “—Limitation on Transactions with Affiliates.” There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating

Change of Control

If a Change of Control Triggering Event occurs, each Holder of notes will have the right to require ETE to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to an offer (“Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, ETE will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of notes on the relevant record date to receive interest, if any, due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, ETE will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. ETE will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, ETE will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, ETE will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by ETE.

The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless ETE defaults in making the Change of Control Payment. ETE will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The provisions described herein that require ETE to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the Holders of the notes to require that ETE repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

ETE will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by ETE and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” all conditions to any such redemption shall have been satisfied or waived, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for a Change of Control at the time of making the Change of Control Offer. Notes repurchased by ETE pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled, at ETE’s option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

The occurrence of certain change of control events identified in the Credit Agreements constitutes a default under the Credit Agreements. Any future Credit Facilities or other agreements relating to the Indebtedness to which ETE becomes a party may contain similar provisions. If a Change of Control Triggering Event were to occur, ETE may not have sufficient available funds to pay the Change of Control Payment for all notes that might be delivered by Holders of notes seeking to accept the Change of Control Offer after first satisfying its obligations under the Credit Agreements or other agreements relating to Indebtedness, if accelerated. The failure of ETE to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will constitute a Default under the indenture and will otherwise give the Trustee and the Holders of notes the rights described under “—Events of Default and Remedies.” See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of ETE and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require ETE to repurchase such Holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ETE and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Limitations on Liens

ETE will not, nor will it permit any Restricted Subsidiary to, create, assume or incur any Lien (other than any Permitted Lien) upon any Principal Property, whether owned on the Issue Date or thereafter acquired, to secure any Indebtedness of ETE or any other Person unless contemporaneously with the creation, assumption or incurrence of such Lien effective provisions are made whereby all of the outstanding notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the notes to at least the same extent such Subordinated Indebtedness is subordinate to the notes or a Subsidiary Guarantee, as the case may be).

Notwithstanding the foregoing, ETE may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property to secure Indebtedness (including without limitation Senior Loan Obligations under one or more Revolving Credit Facilities); provided that the aggregate principal amount of all Indebtedness then outstanding secured by such Lien and all similar Liens under this paragraph, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (3), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below), does not exceed the greater of (x) $250.0 million and (y) 10.0% of Net Tangible Assets.

Restriction on Sale-Leasebacks

ETE will not, and will not permit any Restricted Subsidiary to, engage in the sale or transfer by ETE or any Restricted Subsidiary of any Principal Property to a Person (other than ETE or a Restricted Subsidiary) and the taking back by ETE or such Restricted Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or

(3) ETE or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of ETE or any Restricted Subsidiary that is not Subordinated Indebtedness, or (b) the purchase of Principal Property used or to be used in the ordinary course of business of ETE or the Restricted Subsidiaries.

Notwithstanding the foregoing, ETE may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not permitted by clauses (1) through (3), inclusive, of the preceding paragraph; provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness secured by liens upon Principal Properties (other than Permitted Liens), does not exceed the greater of (x) $250.0 million and (y) 10.0% of Net Tangible Assets.

Limitation on Transactions with Affiliates

ETE will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service, but excluding any cash distribution made by ETE, ETP or its general partner, Sunoco or its general partner or limited partners or other equity owners of each in accordance with their respective partnership agreements or, in the case of any successors thereto, the respective constituent documents of any such successor entity) with, or for the benefit of, any of their respective Affiliates (each an “Affiliate Transaction”), other than any Affiliate Transaction that is on terms that either (i) are approved by the Conflicts Committee of the Board of Directors of ETE or (ii) taken as a whole, are fair and reasonable to ETE or the applicable Restricted Subsidiary or are no less favorable to ETE or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of ETE or such Restricted Subsidiary.

Reports

Regardless of whether required by the rules and regulations of the SEC, so long as any notes are outstanding, ETE will file with the SEC for public availability, within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing, in which case ETE will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations, and will post on ETE’s website on a password-protected basis for availability solely for holders of notes):

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if ETE were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if ETE were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on ETE’s consolidated financial statements by ETE’s certified independent accountants.

If, at any time, ETE is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, ETE will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. ETE will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept ETE’s filings for any reason, ETE will post the reports referred to in the preceding paragraphs on its website on a password-protected basis for availability solely for holders of notes within the time periods that would apply if ETE were required to file those reports with the SEC.

Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including ETE’s or any other Person’s compliance with any of its covenants under the indenture or the notes (as to which the Trustee is entitled to rely exclusively on officers’ certificates).

Merger, Consolidation or Sale of Assets

ETE may not: (1) consolidate or merge with or into another Person (regardless of whether ETE is the surviving Person); or (2) directly or indirectly sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ETE and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) the Person formed by or resulting from any such consolidation or merger or to which such assets have been transferred (the “successor”) is ETE or expressly assumes by supplemental indenture all of ETE’s obligations and liabilities under the indenture, the notes and any other Note Documents;

(2) the successor is organized under the laws of the United States, any state or commonwealth within the United States, or the District of Columbia;

(3) immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing; and

(4) ETE has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture.

The successor will be substituted for ETE in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of ETE under the indenture.

If ETE conveys or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the indenture and under the notes except that no such release will occur in the case of a lease of all or substantially all of its assets. Notwithstanding the foregoing, this “Merger, Consolidation or Sale of Assets” covenant will not apply to: (1) a merger of ETE with an Affiliate solely for the purpose of organizing ETE in another jurisdiction within the United States of America; or (2) any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among ETE and its Restricted Subsidiaries that are Subsidiary Guarantors.

Events of Default and Remedies

Each of the following is an Event of Default under the indenture with respect to the notes:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in the payment of principal or premium, if any, on such notes when due and payable at their stated maturity, upon redemption, by declaration upon required repurchase or otherwise;

(3) failure by ETE to comply with any of its agreements or covenants described above under “—Covenants—Merger, Consolidation or Sale of Assets,” or in respect of its obligations to make or consummate a Change of Control Offer as described under “—Covenants—Change of Control;”

(4) failure by ETE to comply with its other covenants or agreements in the indenture applicable to the notes for 60 days after written notice of default given by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ETE or any of its Subsidiaries (or the payment of which is guaranteed by ETE or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) and (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(6) certain events of bankruptcy, insolvency or reorganization of ETE or any of its Significant Subsidiaries or any group of Subsidiaries of ETE that, taken together, would constitute a Significant Subsidiary;

(7) except as permitted by the indenture, any Subsidiary Guarantee by a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

(8) any security interest and Lien purported to be created by any Notes Collateral Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $100.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Holders of the notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the indenture and the Notes Collateral Documents)) in favor of the Notes Collateral Agent, for a period of 30 days after notice by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the notes then outstanding, or shall be asserted by ETE or any Subsidiary Guarantor to not be, a valid, perfected, first-priority (except as otherwise expressly provided in the indenture and the Notes Collateral Documents) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Notes Collateral Documents.

An Event of Default for the notes will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture, and an Event of Default for any such other series of debt securities will not necessarily constitute an Event of Default for the notes. Further, an event of default under other indebtedness of ETE or its Subsidiaries will not necessarily constitute a Default or an Event of Default for the notes. If an Event of Default (other than an Event of Default described in clause (6) above with respect to ETE) with respect to the notes occurs and is continuing, the Trustee by notice to ETE, or the Holders of at least 25% in principal amount of the outstanding notes by notice to ETE and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. The indenture provides that if an Event of Default described in clause (6) above occurs with respect to ETE, the principal of and accrued and unpaid interest on the notes will become and be immediately due and payable without any declaration of acceleration, notice or other act on the part of the Trustee or any Holders of notes. However, the effect of such provision may be limited by applicable law. The Holders of a majority in principal amount of the outstanding notes may, by written notice to the Trustee, rescind any acceleration with respect to the notes and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to the notes, other than the nonpayment of the principal of and interest on the notes that have become due solely by such acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the Trustee if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders of notes, unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any cost, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder of notes may pursue any remedy with respect to the indenture or the notes, unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default with respect to the notes is continuing;

(2) Holders of at least 25% in principal amount of the outstanding notes have requested in writing that the Trustee pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of notes or that would involve the Trustee in personal liability.

The indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the notes occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of notes notice of the Default within 90 days after it has knowledge thereof.

Except in the case of a Default in the payment of principal of or interest on the notes, the Trustee may withhold such notice, but only if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders of notes. In addition, ETE is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to compliance with all covenants under the indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. ETE also is required to deliver to the Trustee, within 30 days after the occurrence thereof, an officers’ certificate specifying any Default or Event of Default, its status and what action ETE is taking or proposes to take in respect thereof.

Authorization of Actions to Be Taken

Each Holder of notes, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Notes Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the indenture, to have authorized and directed the Notes Collateral Agent to enter into the Notes Collateral Documents to which it is a party, and to have authorized and empowered the Notes Collateral Agent and (through the Collateral Agency Agreement) the Collateral Agent to bind the Holders of notes and other holders of Senior Obligations as set forth in the Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the indenture or the Collateral Documents.

Amendments and Waivers

Except as otherwise provided below, amendments of the indenture, the notes or the Notes Collateral Documents may be made by ETE and the Trustee with the written consent of the Holders of a majority in principal amount of the debt securities then issued and outstanding of ETE (including consents obtained in connection with a tender offer or exchange offer for notes). However, without the consent of each Holder of an affected note, no amendment may, among other things:

(1) reduce the percentage in principal amount of notes whose Holders must consent to an amendment;

(2) reduce the rate of or change the time for payment of interest on any note;

(3) reduce the principal of or extend the stated maturity of any note;

(4) reduce the premium payable upon the redemption of any note as described above under “—Optional Redemption;” provided, however, that any purchase or repurchase of notes, including pursuant to the covenant described above under the caption “—Covenants—Change of Control” shall not be deemed a redemption of the notes;

(5) make any notes payable in money other than U.S. dollars;

(6) impair the right of any Holder to receive payment of the principal of and premium, if any, and interest on such Holder’s note or to institute suit for the enforcement of any payment on or with respect to such Holder’s note; or

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

Furthermore, without the consent of the Holders of at least two-thirds in principal amount of the notes then outstanding, an amendment or waiver may not make any change in any Notes Collateral Document or the provisions in the indenture dealing with the Collateral or the Notes Collateral Documents or the application of trust proceeds of the Collateral in any case that would release all or substantially all of the Collateral from the Liens of the Notes Collateral Documents (except as permitted by the terms of the indenture and the Notes Collateral Documents) or change or alter the priority of the security interests in the Collateral. The Holders of a majority in principal amount of the outstanding notes may waive compliance by ETE with certain restrictive covenants on behalf of all Holders of notes, including those described under “—Covenants—Limitations on Liens” and “—Covenants—Restriction on Sale-Leasebacks.” The Holders of a majority in principal amount of the outstanding notes, on behalf of all such Holders, may waive any past or existing Default or Event of Default with respect to the notes (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a Default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the indenture cannot be modified or amended without the consent of the Holder of each outstanding note affected. A waiver by the Holders of notes of any series of compliance with a covenant, a Default or an Event of Default will not constitute a waiver of compliance with such covenant or such Default or Event of Default with respect to any other series of debt securities issued under the indenture to which such covenant, Default or Event of Default applies.

Without the consent of any Holder of notes, ETE and the Trustee may amend the indenture, the notes or the Notes Collateral Documents to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor of the obligations of ETE under the indenture;

(3) provide for uncertificated notes in addition to or in place of certificated notes;

(4) establish any Subsidiary Guarantee or to reflect the release of any Subsidiary Guarantor from obligations in respect of its Subsidiary Guarantee, in either case, as provided in the indenture;

(5) secure the notes or any Subsidiary Guarantee;

(6) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7) add to the covenants of ETE or any Subsidiary Guarantor for the benefit of the Holders of notes or surrender any right or power conferred upon ETE or any Subsidiary Guarantor;

(8) add any additional Events of Default with respect to the notes;

(9) make any change that does not adversely affect the rights under the indenture of any Holder of notes;

(10) confirm and evidence the release, termination or discharge of any Lien securing the notes when such release, termination or discharge is permitted by the indenture or the Notes Collateral Documents;

(11) conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes, as certified by an Officers’ Certificate delivered to the Trustee;

(12) in the case of the Collateral Agency Agreement, in order to subject the security interests in the Collateral in respect of any Additional Senior Secured Debt Obligations and Senior Loan Obligations to the terms of the Collateral Agency Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder;

(13) provide for the issuance of additional notes in accordance with the indenture;

(14) with respect to any Notes Collateral Document, to the extent such amendment is reasonably necessary to comply with the terms of the Collateral Agency Agreement;

(15) provide for a successor Trustee in accordance with the provisions of the indenture; and

(16) supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes; provided, however, that any such action does not adversely affect the interest of the Holders of notes of such series or any other series of notes in any respect.

The consent of the Holders of notes is not necessary under the indenture, the notes or the Notes Collateral Documents to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the Holders of the notes under the indenture becomes effective, ETE is required to mail to all Holders of notes a notice briefly describing such amendment. However, the failure to give such notice to all such Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

ETE may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“legal defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of or interest on such notes when such payments are due from the trust referred to below;

(2) ETE’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and ETE’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4) the legal defeasance provisions of the indenture.

ETE at any time may terminate its obligations under the covenants described under “—Covenants” (other than “Merger, Consolidation or Sale of Assets”) (“covenant defeasance”). ETE may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If ETE exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. In the event covenant defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3), (4), (5), (7) and (8) under the caption “—Events of Default and Remedies” and the Event of Default described under clause (6) under the caption “—Events of Default and Remedies” (but only with respect to Subsidiaries of ETE), in each case, will no longer constitute an Event of Default.

If ETE exercises its legal defeasance option, any security that may have been granted with respect to the notes will be released.

In order to exercise either defeasance option, ETE must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the notes to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, Holders of the notes would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their notes until maturity. Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the notes at the time of their stated maturity, if ETE exercises its covenant defeasance option for the notes and the notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. ETE would remain liable for such payments, however. In addition, ETE may discharge all its obligations under the indenture with respect to the notes, other than its obligation to register the transfer of and exchange notes, provided that either:

•	it delivers all outstanding notes to the Trustee for cancellation; or

•	all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption or are to be called for redemption under arrangements satisfactory to the Trustee within one year, and in the case of this bullet point, it has deposited with the Trustee in trust an amount of cash sufficient to pay and discharge the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date.

Book-Entry System

We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry systems and procedures from DTC, but we take no responsibility for the accuracy of this information. In addition, the description in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time. The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes through DTC either as a participant in DTC or indirectly through organizations which are participants in DTC.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and Holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or Holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the indenture.

Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a Holder of notes.

Notes in certificated form will not be issued to beneficial owners in exchange for their beneficial interests in a global note unless (a) DTC notifies ETE that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed by ETE within 90 days of such notice, (b) an Event of Default has occurred with respect to such series and is continuing and the registrar has received a request from DTC to issue notes in lieu of all or a portion of the global notes of such series, or (c) ETE determines not to have the notes represented by global notes.

The Depository Trust Company. DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us as follows: DTC is

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants. Indirect access to the DTC system is also available to securities brokers and dealers, banks and trust companies that maintain a custodial relationship with a direct participant.

If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format. Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We, the underwriters and the Trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. We, the underwriters and the Trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The Trustee will not recognize you as a Holder under the indenture, and you can only exercise the rights of a Holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has agreed to the foregoing procedures in order to facilitate transfers of the notes among its participants. However, DTC is under no obligation to perform or continue to perform those procedures, and may discontinue those procedures at any time.

Concerning the Trustee

The indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after a Default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

If an Event of Default occurs and is not cured or waived, the Trustee is required to exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the Holders of notes unless they have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities it may incur.

U.S. Bank National Association will be the Trustee under the indenture and has been appointed by ETE as registrar and paying agent with regard to the notes. The Trustee’s address is 5555 San Felipe, Suite 1150, Houston, Texas 77056. The Trustee and its affiliates maintain commercial banking and other relationships with ETE.

Non-Recourse to the General Partners; No Personal Liability of Officers, Directors, Employees or Partners

None of LE GP, LLC, our general partner, its directors, officers, employees and partners nor the limited partners of ETE will have any personal liability for our obligations under the indenture or the notes. Each Holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes.

Separateness

Each Holder of notes, by accepting a note, will be deemed to have acknowledged and affirmed (i) the separateness of ETP and Sunoco from ETE and each Restricted Subsidiary, (ii) that it has purchased the notes from ETE in reliance upon the separateness of ETP and Sunoco from ETE and each Restricted Subsidiary, (iii) that each of ETP and Sunoco has assets and liabilities that are separate from those of ETE and any Restricted Subsidiary, (iv) that the Note Obligations have not been guaranteed by ETP, Sunoco or any of their respective Subsidiaries and (v) that, except as other Persons may expressly assume or guarantee any of the Note Documents or Note Obligations, the Holders of notes shall look solely to the property and assets of ETE, and any property pledged as Collateral with respect to the Note Documents, for the repayment of any amounts payable under any Note Document or the notes and for satisfaction of the Note Obligations and that none of ETP, Sunoco or any of their respective Subsidiaries shall be personally liable to the Holders of notes for any amounts payable, or any other Note Obligation, under the Note Documents.

Governing Law

The indenture, the notes and the Collateral Agency Agreement will be governed by the laws of the State of New York.

Definitions

“Additional Senior Secured Debt” means any Indebtedness of ETE or any Subsidiary Guarantor (other than Indebtedness constituting Senior Loan Obligations or Indebtedness under the notes and the Subsidiary Guarantees) secured by a Lien on Collateral on a pari passu basis with the Senior Loan Obligations (but without regard to control of remedies); provided, however, that such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by the Senior Debt Documents.

“Additional Senior Secured Debt Documents” means, with respect to any series, issue or class of Additional Senior Secured Debt, the promissory notes, indentures, collateral documents or other operative agreements evidencing or governing such Indebtedness, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Senior Secured Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Secured Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Senior Secured Debt Obligations” means, with respect to any series, issue or class of Additional Senior Secured Debt, (1) all principal of and interest (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional Senior Secured Debt, (2) all other amounts payable to the related Additional Senior Secured Debt Parties under the related Additional Senior Secured Debt Documents and (3) any renewals, extensions or refinancings of the foregoing.

“Additional Senior Secured Debt Parties” means, with respect to any series, issue or class of Additional Senior Secured Debt, the holders of such Indebtedness from time to time, any trustee or agent therefor under any related Additional Senior Secured Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Obligor under any related Additional Senior Secured Debt Documents, but shall not include the Obligors or any controlled Affiliates thereof (unless such Obligor or controlled Affiliate is a holder of such Indebtedness, a trustee or agent therefor or a beneficiary of such an indemnification obligation named as such in an Additional Senior Secured Debt Document).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under direct or indirect common control with” have correlative meanings.

“Agents” means, collectively, the administrative agents under the Credit Agreements, any additional agent, the Trustee, any additional trustee, and any hedge counterparty with respect to Other Hedging Obligations that has executed a Collateral Agency Hedge Counterparty Joinder (each as defined in the Revolving Credit Agreement).

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Authorized Representative” means (1) in the case of any Revolving Credit Agreement Obligations or the Revolving Credit Senior Secured Parties, the Revolving Credit Facility Collateral Agent, (2) in the case of any Term Loan Agreement Obligations or the Term Loan Senior Secured Parties, the Term Loan Facility Collateral Agent, (3) in the case of the notes or the Holders of the notes, the Notes Collateral Agent and (4) in the case of any Series of Additional Senior Secured Debt Obligations or Additional Senior Secured Debt Parties that become subject to the Collateral Agency Agreement after the date of such agreement, the Senior Representative named for such Series in the applicable Joinder Agreement, in the case of each of clauses (1), (2), (3) and (4) hereof only so long as such Senior Obligations are secured by a Lien on the Collateral under the Collateral Documents.

“Bank Collateral Documents” means, collectively, the Term Loan Facility Collateral Documents and the Revolving Credit Facility Collateral Documents.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managers or members thereof or any board or committee serving a similar management function; and

(4) with respect to any other Person, the individual, board or committee of such Person serving a management function similar to those described in clauses (1), (2) or (3) of this definition.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of ETE or the General Partner (or their respective successors by merger, consolidation or purchase of all or substantially all of their respective assets);

(2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of ETE and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(3) the adoption of a plan or proposal for the liquidation or dissolution of ETE.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the notes.

“Code” means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated with respect thereto.

“Collateral” means any assets or property upon which there are any Liens securing Senior Loan Obligations or Additional Secured Debt Obligations (other than (i) any cash or cash equivalents collateralizing letter of credit obligations under the Credit Facilities and or (ii) proceeds of an event requiring a mandatory prepayment under any of the Credit Agreements).

“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement dated as of December 2, 2013 among the administrative agent under the Term Loan Facility, the administrative agent under the Revolving Credit Facility, the trustee for the 5.875% Senior Notes due 2024, the Collateral Agent, ETE and the Subsidiary Guarantors party thereto, as it may be amended from time to time.

“Collateral Agent” means, with respect to any Collateral, U.S. Bank National Association in its capacity as the “Collateral Agent” under the Collateral Agency Agreement, and any successor thereto in such capacity.

“Collateral Documents” means, collectively, the Notes Collateral Documents, the Bank Collateral Documents and each of the security agreements and other instruments executed and delivered by any Obligor pursuant to either of the Credit Agreements, the Existing Notes Indenture, the indenture or any Additional Senior Secured Debt Facility for purposes of providing collateral security for any Senior Obligation (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreements” means, collectively, the Term Loan Agreement and the Revolving Credit Agreement.

“Credit Facilities” means one or more debt facilities of ETE or any Restricted Subsidiary (which may be outstanding at the same time and including, without limitation, the Credit Agreements) with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of ETE as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements, any successor or replacement agreement or agreements or any indenture or successor or replacement indenture and whether by the same or any other agent, lender, group of lenders or investors.

“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

“ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership (formerly, Sunoco Logistics Partners L.P.), and its successors.

“ETP GP” means Energy Transfer Partners GP, L.P., a Delaware limited partnership, and its successors.

“ETP LLC” means Energy Transfer Partners, L.L.C., a Delaware limited liability company, and its successors, as successor by merger to ETE Sigma Holdco, LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Existing Notes Indenture” means the indenture dated as of September 20, 2010 between ETE and the Trustee, as supplemented by a supplemental indenture establishing the 7.500% Senior Notes due 2020 dated as of September 20, 2010, a second supplemental indenture dated as of December 20, 2011, a second supplemental indenture dated as of February 16, 2012, a third supplemental indenture dated as of April 24, 2012, a fourth supplemental indenture dated as of December 2, 2013 establishing the 5.875% Senior Notes due 2024, a fifth supplemental indenture dated as of May 28, 2014, a sixth supplemental indenture dated as of May 28, 2014 and a seventh supplemental indenture dated as of May 22, 2015 establishing the 5.500% Senior Notes due 2027.

“Existing Note Documents” means the Existing Indenture, the Existing Notes and the Notes Collateral Documents.

“Existing Note Obligations” means all Obligations of ETE and the Subsidiary Guarantors under the Existing Note Documents.

“Existing Senior Notes” means ETE’s 7.500% Senior Notes due 2020, 5.875% Senior Notes due 2024 and 5.500% Senior Notes due 2027.

“Excluded Entity” has the meaning given to such term in the definition of “Restricted Subsidiary.”

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis and set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Partner” means LE GP, LLC, a Delaware limited liability company, and its successors as general partner of ETE.

“Hedging Contract” means (1) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (2) any option, futures or forward contract traded on an exchange, and (3) any other derivative agreement or other similar agreement or arrangement.

“Hedging Obligations” of any Person means the obligations of such Person under any Hedging Contract.

“Indebtedness” means, with respect to any Person, any obligation created or assumed by such Person for the repayment of borrowed money or any guarantee thereof, if and to the extent such obligation would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) by Moody’s; or

(2) BBB- (or the equivalent) by S&P, or, if either such entity ceases to rate the notes for reasons outside of ETE’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Issue Date” means the first date on which notes are issued under the indenture.

“Joinder Agreement” means the documents required to be delivered by a Senior Representative to the parties to the Collateral Agency Agreement in order to establish a Series of Additional Senior Secured Debt and Additional Senior Secured Debt Parties under Collateral Agency Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or similar encumbrance in, on, or of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“MLP” means each of (a) ETP, (b) Sunoco, or (c) any other publicly traded limited partnership or limited liability company meeting the gross income requirements of Section 7704(c)(2) of the Code created or acquired by ETE or any Restricted Subsidiary after the Issue Date, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Tangible Assets” means, at any date of determination, the total amount of assets of ETE and its Restricted Subsidiaries (including, without limitation, any assets consisting of equity securities or equity interests in any other entity) after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets;

all as prepared in accordance with GAAP and set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of ETE and its Restricted Subsidiaries (without inclusion of assets or liabilities of any Subsidiaries that are not Restricted Subsidiaries or assets or liabilities of any equity investee) for ETE’s most recently completed fiscal quarter for which financial statements are available.

“Non-Recourse Indebtedness” means Indebtedness as to which neither ETE nor any of its Restricted Subsidiaries nor any Excluded Entity is directly or indirectly liable (as a guarantor or otherwise), other than pledges of the equity of any Person that is not a Restricted Subsidiary to secure such Non-Recourse Indebtedness of such Person.

“Note Documents” means the indenture, the notes and the Notes Collateral Documents.

“Note Obligations” means all Obligations of ETE and the Subsidiary Guarantors under the Note Documents.

“notes” means the notes issued under the indenture on the Issue Date and any additional notes issued under the indenture after the Issue Date in accordance with the terms of the indenture.

“Notes Collateral Agent” means the Trustee, in its capacity as “Collateral Agent” under the indenture and under the Notes Collateral Documents, and any successor thereto in such capacity.

“Notes Collateral Documents” means the Pledge Agreement, the Collateral Agency Agreement and each other security document or pledge agreement executed by ETE or any Subsidiary Guarantor and delivered in accordance with applicable local or foreign law to grant to the Notes Collateral Agent or perfect a valid, perfected security interest in the Collateral, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligors” means ETE and each Subsidiary Guarantor, if any, and any other Person who is liable for any of the Senior Obligations.

“Permitted Holders” means (a) any of Kelcy L. Warren, his heirs at law, entities or trusts owned by or established for the benefit of such individual or his heirs at law (such as entities or trusts established for estate planning purposes), (b) ETP or any other Person under the management or control of ETP, (c) the General Partner and (d) any person or entity that Controls the General Partner.

“Permitted Liens” means at any time:

(1) any Lien existing on any property prior to the acquisition thereof by ETE or any Restricted Subsidiary or existing on any property of any Person that becomes a Restricted Subsidiary after the Issue Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of ETE or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be;

(2) any Lien on any real or personal tangible property securing Purchase Money Indebtedness incurred by ETE or any Restricted Subsidiary;

(3) any Lien securing Indebtedness incurred in connection with extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements), in whole or in part, of Indebtedness secured by Liens referred to in clauses (1) or (2) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets (including replacements or proceeds thereof) covered by the Lien extended, renewed, refinanced, refunded or replaced and that the Indebtedness secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of ETE or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(4) any Lien on Capital Stock of a Project Finance Subsidiary securing Non-Recourse Indebtedness of such Project Finance Subsidiary and on Capital Stock of any Person that is not a Restricted Subsidiary securing Non-Recourse Indebtedness of such Person; and

(5) any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of ETE or any Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, among ETE, certain Subsidiaries of ETE party thereto and U.S. Bank National Association, as collateral agent for the Secured Parties, as amended by Amendment No. 1 to the Second Amended and Restated Pledge and Security Agreement, dated as of March 24, 2017, as further amended, modified or supplemented from time to time.

“Possessory Collateral” means (a) any Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any applicable jurisdiction, (b) any rights to receive payments under any insurance policy that constitute Collateral and with respect to which the Collateral Agent (or any of its agents) is named as a loss payee and/or (c) any other Collateral (such as motor vehicles) with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon.

“Principal Property” means (a) any real property, manufacturing plant, terminal, warehouse, office building or other physical facility, and any fixtures, furniture, equipment or other depreciable assets owned or leased by ETE or any Restricted Subsidiary and (b) any Capital Stock or Indebtedness of ETP or any other Subsidiary of ETE or any other property or right, in each case, owned by or granted to ETE or any Restricted Subsidiary and used or held for use in any of the principal businesses conducted by ETE or any Restricted Subsidiaries; provided, however, that “Principal Property” shall not include any property or right that, in the opinion of the Board of Directors of ETE as set forth in a board resolution adopted in good faith, is immaterial to the total business conducted by ETE and the Restricted Subsidiaries considered as one enterprise.

“Project Finance Subsidiary” means any special purpose Subsidiary of ETE that (a) ETE designates as a “Project Finance Subsidiary” by written notice to the Trustee and is formed for the sole purpose of (x) developing, financing and operating the infrastructure and capital projects of such Subsidiary or (y) owning or financing any such Subsidiary described in clause (x), (b) has no Indebtedness other than Non-Recourse Indebtedness, (c) is a Person with respect to which neither ETE nor any of its Restricted Subsidiaries nor any Excluded Entity has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly provided credit support for any Indebtedness of ETE or any of its Restricted Subsidiaries or any Excluded Entity.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person, that is incurred to finance the acquisition, construction, installation or improvement of any real or personal tangible property (including Capital Stock but only to the extent of the tangible assets in such Subsidiary being acquired) used or useful in the business of such Person and its Restricted Subsidiaries and that is incurred concurrently with, or within one year following, such acquisition, construction, installation or improvement.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall refuse to make a rating on the notes publicly available (for any reason other than the failure by ETE to pay the customary fees of such agency), any nationally recognized statistical rating agency or agencies, as the case may be, selected by ETE, which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Decline” means, with respect to any Change of Control, the occurrence of:

(1) a decrease of one or more gradations (including gradations within rating categories as well as between rating categories) in the rating of the notes by both Rating Agencies; provided that the notes did not have an Investment Grade Rating from two Rating Agencies immediately before such decrease, or

(2) a decrease in the rating of the notes by both Rating Agencies, such that the notes do not have an Investment Grade Rating from two Rating Agencies immediately after such decrease;

provided, however, that in each case such decrease occurs on, or within 60 days after the earlier of (a) such Change of Control, (b) the date of public notice of the occurrence of such Change of Control or (c) public notice of the intention by ETE to effect such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for downgrade by either Rating Agency); and provided, further, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will disregarded in determining whether a Rating Decline has occurred for purposes of the definition of Change of Control Triggering Event) if the Rating

Agencies making the reduction in rating do not announce or publicly confirm or inform the Trustee in writing at ETE’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline).

“Restricted Subsidiary” means any Subsidiary of ETE (other than (a) any Project Finance Subsidiary and any direct or indirect parent of any such entity that is a MLP, (b) ETP and its Subsidiaries, (c) Sunoco and its Subsidiaries, (d) ETP LLC and its Subsidiaries, (e) any entity designated as an Unrestricted Person pursuant to the Revolving Credit Agreement or the Term Loan Agreement and (f) any entity that would be deemed to be a Subsidiary of any combination of the entities in clauses (a) through (f) if such entities were being treated as a single Person (with each such deemed Subsidiary, ETP, Sunoco and ETP LLC being referred to individually as an “Excluded Entity”)) that owns or leases, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Revolving Credit Agreement” means the Credit Agreement, dated as of March 24, 2017, among ETE, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time (including with the same or different lenders).

“Revolving Credit Agreement Obligations” means all Obligations of the Obligors under the Revolving Credit Agreement, including (a) (i) obligations of ETE and the Subsidiary Guarantors from time to time arising under or in respect of the due and punctual payment of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans made under the Revolving Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by ETE and the Subsidiary Guarantors under the Revolving Credit Facility in respect of any letter of credit issued under the Revolving Credit Agreement, when and as due, including payments in respect of reimbursement obligations, interest thereon and obligations to provide cash collateral and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of ETE and the Subsidiary Guarantors under the Revolving Credit Agreement, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of ETE and the Subsidiary Guarantors or pursuant to the Revolving Credit Agreement and (b) the due and punctual payment and performance of all obligations of ETE and the Subsidiary Guarantors under each Hedging Contract entered into with any counterparty that is a Senior Loan Party pursuant to the Revolving Credit Agreement.

“Revolving Credit Facility” means any revolving credit facility provided pursuant to a Revolving Credit Agreement.

“Revolving Credit Facility Collateral Agent” means the administrative agent under the Revolving Credit Facility and its successors and permitted assigns that assume the role of collateral agent under the Revolving Credit Facility.

“Revolving Credit Facility Collateral Documents” means the Pledge Agreement, the Collateral Agency Agreement and each other security document or pledge agreement executed by ETE or any Restricted Subsidiary and delivered in accordance with applicable local or foreign law to grant to the Revolving Credit Facility Collateral Agent or perfect a valid, perfected security interest in the Collateral, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Revolving Credit Obligation Payment Date” means the date on which (a) the Revolving Credit Agreement Obligations have been paid in full, (b) all lending commitments under the Revolving Credit Agreement have been terminated and (c) there are no outstanding letters of credit issued under the Revolving Credit Agreement other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

“Revolving Credit Senior Secured Parties” means, collectively, (a) the administrative agent, each other agent, the lenders and the issuing bank, in each case, under the Revolving Credit Agreement, (b) each counterparty to a Hedging Contract if at the date of entering into such Hedging Contract such Person was an agent or a lender under the Revolving Credit Agreement or an Affiliate of an agent or a lender under the Revolving Credit Agreement and (c) the successors and permitted assigns of each of the foregoing.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Parties” means, with respect to any Collateral, the Senior Secured Parties whose Senior Representative is the Collateral Agent for such Collateral.

“Senior Debt Documents” means (1) the Credit Agreements and the Bank Collateral Documents, (2) the Note Documents and (3) any other Additional Senior Secured Debt Documents.

“Senior Lender” means a “Lender” as defined in either of the Credit Agreements.

“Senior Loan Obligations” means, collectively, (a) all Term Loan Agreement Obligations and (b) all Revolving Credit Agreement Obligations.

“Senior Loan Parties” means, collectively, (a) the administrative agent, the collateral agent, each other agent, the lenders and the issuing bank, in each case, under any of the Credit Agreements, (b) each counterparty to a Hedging Contract if at the date of entering into such Hedging Contract such Person was an agent or a lender under any of the Credit Agreements or an Affiliate of an agent or a lender under any of the Credit Agreements and (c) the successors and permitted assigns of each of the foregoing.

“Senior Notes Parties” means, collectively, (a) the Trustee, the Notes Collateral Agent, each other agent, the Holders of the notes, in each case, under the indenture, and (b) any other Secured Party (as defined in any Notes Collateral Document), and the successors and permitted assigns of each of the foregoing.

“Senior Obligations” means the Senior Loan Obligations, the Existing Note Obligations, the Note Obligations and any Additional Senior Secured Debt Obligations.

“Senior Representative” means, (i) in respect of a Credit Facility, the trustee, administrative agent, collateral agent, security agent or similar agent under such Credit Facility or each of their successors in such capacity, as the case may be, which Person shall also be the Authorized Representative for such Credit Facility, (ii) in respect of the indenture, the Notes Collateral Agent and (iii) in respect of any Additional Senior Secured Debt, the trustee, administrative agent, collateral agent or similar agent under any related Additional Senior Secured Debt Documents or each of their successors in such capacity, as the case may be.

“Senior Secured Parties” means the Senior Loan Parties, the Notes Secured Parties and any Additional Senior Secured Debt Parties.

“Series” means (a) the Term Loan Agreement Obligations, (b) the Revolving Credit Agreement Obligations, (c) the Existing Note Obligations, (d) the Note Obligations and (e) the Additional Senior Secured Debt Obligations incurred pursuant to any Additional Senior Secured Debt Facility, which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Senior Secured Debt Obligations).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of ETE or a Subsidiary Guarantor that is contractually subordinated in right of payment, in any respect (by its terms or the terms of any document or instrument relating thereto), to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means each guarantee of the obligations of ETE under the indenture and the notes by a Subsidiary of ETE in accordance with the provisions of the indenture.

“Subsidiary Guarantor” means each Subsidiary of ETE that guarantees the notes pursuant to the terms of the indenture but only so long as such Subsidiary is a guarantor with respect to the notes on the terms provided for in the indenture.

“Term Loan Agreement” means the Senior Secured Term Loan Agreement, dated as of February 2, 2017, among ETE, Credit Suisse AG, Cayman Islands Branch, as the administrative agent, and the lenders party thereto, governing the term loan provided by such lenders to ETE, including any loan documents, notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, restated, supplemented or otherwise modified from time to time (including with the same or different lenders or investors).

“Term Loan Agreement Obligations” means all Obligations of the Obligors under the Term Loan Agreement, including (a) (i) obligations of ETE and the Subsidiary Guarantors from time to time arising under or in respect of the due and punctual payment of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans made under the Term Loan Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (y) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of ETE and the Subsidiary Guarantors under the Term Loan Agreement, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of ETE and its Restricted Subsidiaries or pursuant to the Term Loan Agreement and (b) the due and punctual payment and performance of all obligations of ETE and the Subsidiary Guarantors under each Hedging Contract entered into with any counterparty that is a Senior Loan Party pursuant to the Term Loan Agreement.

“Term Loan Facility” means any term loan facility provided pursuant to a Term Loan Agreement.

“Term Loan Facility Collateral Agent” means the administrative agent under the Term Loan Facility and its successors and permitted assigns that assume the role of collateral agent under the Term Loan Facility.

“Term Loan Facility Collateral Documents” means the Pledge Agreement and each other security document or pledge agreement executed by ETE or any Restricted Subsidiary and delivered in accordance with applicable local or foreign law to grant to the Term Loan Facility Collateral Agent or perfect a valid, perfected security interest in Collateral, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Senior Secured Parties” means, collectively, (1) the administrative agent, each other agent and the lenders, in each case, under the Term Loan Agreement, (2) each counterparty to a Hedging Contract if at the date of entering into such Hedging Contract such Person was an agent or a lender under the Term Loan Agreement or an Affiliate of an agent or a lender under the Term Loan Agreement, and (3) the successors and permitted assigns of each of the foregoing.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated and proposed thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We cannot assure you that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

This discussion is limited to persons purchasing the notes in this offering for cash at their “issue price” (the first price at which a substantial amount of the issue of notes is sold to purchasers other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) and holding the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws or the Medicare tax on investment income) and any applicable state, local or foreign tax laws are not discussed. In addition, this discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s particular circumstances, or to holders subject to special rules, including, without limitation:

•	dealers in securities or currencies;

•	traders in securities, commodities or currencies;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other risk reduction transaction;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships, S corporations or other pass-through entities; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If a partnership or other entity taxed as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question and the activities of the partnership. Such partners should consult their tax advisors as to the specific tax consequences to them of acquiring, holding and disposing of the notes.

Investors considering the purchase of notes should consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership or disposition of the notes under U.S. federal estate or gift tax laws, and the applicability and effect of state, local or foreign tax laws and tax treaties.

Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax considerations that will apply to you if you are a “U.S. holder” of the notes. The term “U.S. holder” means a beneficial owner of a note who or which is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity that is taxable as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of Interest

Stated interest paid or accrued on the notes generally will be taxable to you as ordinary income at the time such interest is received or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes. It is anticipated, and the following discussion assumes, that the notes will not be treated as issued with more than a de minimis amount of original issue discount.

Sale, Exchange or Disposition of Notes

You will recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference, if any, between:

•	the amount realized upon the disposition of the note (less any amount attributable to accrued but unpaid interest, which will be taxable as interest to the extent not already included in income); and

•	your adjusted tax basis in the notes.

Your adjusted tax basis in a note generally will equal the amount that you paid for the note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition you have held the note for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to a reduced rate of tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting on interest on the notes and on the proceeds received upon the sale or other disposition (including a retirement or redemption) of the notes, and backup withholding also may apply to payments of such amounts. Certain U.S. holders are generally not subject to information reporting or backup withholding. You will be subject to backup withholding if you are not otherwise exempt and:

•	you fail to furnish a taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	you furnish an incorrect TIN;

•	the applicable withholding agent is notified by the IRS that you have failed properly to report payments of interest or dividends; or

•	you fail to certify under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld as a credit against your U.S. federal income tax liability, if any, or you may claim a refund if you timely provide certain information to the IRS.

Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax considerations that will apply to you if you are a “non-U.S. holder” of the notes. A “non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, estate or trust that is not a U.S. holder.

Payments of Interest

Subject to the discussion of backup withholding and FATCA withholding below, interest paid on a note to you that is not effectively connected with your conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	you do not directly, indirectly or constructively, own 10% or more of our capital or profits interests;

•	you are not a “controlled foreign corporation” that is related to us through actual or constructive capital or profits interest ownership and you are not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	either (1) you certify in a statement provided to the applicable withholding agent, under penalties of perjury, that you are not a “United States person” within the meaning of the Code and provide your name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on your behalf certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and you, has received from you a statement, under penalties of perjury, that you are not a United States person and you provide the applicable withholding agent with a copy of such statement, or (3) you hold your note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, you may be entitled to a reduction in or an exemption from withholding tax on interest if you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of a tax treaty between the United States and your country of residence, or (2) IRS Form W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If interest paid to you is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, you also maintain a U.S. permanent establishment to which such interest is attributable), then, although exempt from U.S. federal withholding tax (provided you provide the appropriate certification), you generally will be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.

Sale, Exchange, or Disposition of the Notes

Subject to the discussion of backup withholding and FATCA withholding below, any gain realized by you on the sale, exchange, retirement, redemption or other disposition of a note generally will not be subject to U.S. federal income tax (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest and may be subject to the rules discussed above in “Consequences to Non-U.S. Holders—Payments of Interest”) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to your permanent establishment in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you recognize gain described in the first bullet point above, you will be required to pay U.S. federal income tax on the net gain derived from the sale generally in the same manner as if you were a U.S. holder, and if you are a foreign corporation, you may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). If you are a non-U.S. holder described in the second bullet point above, you will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other disposition of the note, which may be offset by certain U.S. source capital losses, even though you are not considered a resident of the United States.

You should consult your tax advisor regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

You generally will not be subject to backup withholding and information reporting with respect to payments of interest on the notes if you have provided the statement described above under “—Consequences to Non-U.S. Holders—Payments of Interest” and the applicable withholding agent does not have actual knowledge or reason to know that you are a “United States person,” within the meaning of the Code. In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note (including a retirement or redemption of a note) within the United States or conducted through certain U.S.-related brokers if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability, if any, or you may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note, and will apply to payments of gross proceeds from a sale or other disposition of a note on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult their tax advisor regarding the particular federal, state, local and foreign tax consequences of purchasing, holding, and disposing of the notes, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement by and among us and the underwriters named below, for whom Morgan Stanley & Co. LLC and Mizuho Securities USA LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the notes indicated in the following table:

Underwriters	Principal Amount of Notes
Morgan Stanley & Co. LLC	$200,000,000.00
Mizuho Securities USA LLC	$200,000,000.00
Credit Suisse Securities (USA) LLC	$78,571,428.58
Goldman Sachs & Co. LLC	$78,571,428.57
MUFG Securities Americas Inc.	$78,571,428.57
Natixis Securities Americas LLC	$78,571,428.57
Scotia Capital (USA) Inc.	$78,571,428.57
SMBC Nikko Securities America, Inc.	$78,571,428.57
TD Securities (USA) LLC	$78,571,428.57
CIBC World Markets Corp.	$25,000,000.00
Fifth Third Securities, Inc.	$25,000,000.00

Total	$1,000,000,000.00

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes if any are purchased. The underwriting agreement also provides that, if an underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting underwriters may be increased or, under certain circumstances, the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the offering price and other selling terms.

We have agreed to indemnify the underwriters against liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make in that respect.

The notes are new issues of securities for which there currently is no established trading market, and the notes will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable law. They are not obligated, however, to make a market in the notes and any market-making activities may be discontinued at any time at their sole discretion and without notice. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that the total expenses of this offering to be paid by us, excluding the underwriting discount, will be approximately $300,000.

Other Relationships

In the ordinary course of its business, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or other commercial transactions with us and our affiliates for which they received or will receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders under our term loan facility and, accordingly, may receive a portion of the net proceeds of this offering through our repayment of outstanding indebtedness under such facility.

Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our or our subsidiaries’ securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

a. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b. to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

c. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the representatives to publish a prospectus for such offer.

For the purpose of this provision, the expression an “offer of notes” to the public in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restriction set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the notes in this offering will be passed upon for us by Latham & Watkins LLP, Houston, Texas. The validity of the notes will be passed upon for the underwriters by Andrews Kurth Kenyon LLP, Houston, Texas.

EXPERTS

The audited consolidated financial statements of Energy Transfer Equity, L.P. and subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

Energy Transfer Equity, L.P.

Common Units

Debt Securities

We may offer and sell our common units representing limited partner interests and debt securities as described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

We may offer and sell these common units and debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes the general terms of these common units and debt securities and the general manner in which we will offer the common units and debt securities. The specific terms of any common units and debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units and debt securities. We will provide a prospectus supplement to accompany this prospectus each time we offer any common units and debt securities. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Investing in our common units and debt securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors described under “Risk Factors” beginning on page 1 of this prospectus before you make an investment in our securities.

Our common units are traded on the New York Stock Exchange, or the NYSE, under the symbol “ETE.” We will provide information in the prospectus supplement for the trading market, if any, for any securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2017.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Energy Transfer Equity, L.P. and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.” To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “ETE,” the “Partnership” and “our” refer to Energy Transfer Equity, L.P., and its subsidiaries. All references in this prospectus to “our general partner” refer to LE GP, LLC. All references to “ETP” refer to Energy Transfer Partners, L.P. All references to “SXL” refer to Sunoco Logistics Partners L.P. All references to “Sunoco” refer to Sunoco LP.

ENERGY TRANSFER EQUITY, L.P.

We are a publicly traded master limited partnership (NYSE: ETE) whose principal sources of cash flow are derived from our direct and indirect equity interests in Energy Transfer Partners, L.P. (NYSE: ETP), Sunoco Logistics Partners L.P. (NYSE: SXL) and Sunoco LP (NYSE: SUN), all of which are publicly traded master limited partnerships engaged in diversified energy-related businesses. As of December 31, 2016, our direct and indirect equity interests in ETP, SXL and Sunoco consisted of the following:

	IDRs	General Partner Interest	Limited Partner Interests
ETE’s Interests in ETP	100%	100%	2,571,695 Common Units(1) 81,001,069 Class H Units(2) 100 Class I Units(3)
ETE’s Interests in SXL	0.1%	0.1%	—
ETE’s Interests in Sunoco	100%	100%	2,263,158 Common Units(4)
ETP’s Interests in SXL	99.9%	99.9%	67,061,274 Common Units(5)
			9,416,196 Class B Units(6)
ETP’s Interests in Sunoco	—	—	43,487,668 Common Units(7)

(1)	Represents an approximate 0.5% limited partner interest in ETP; does not give effect to the 15,785,056 ETP common units acquired in the ETP unit purchase in January 2017. See “—Recent Developments—ETE Private Placement and ETP Unit Purchase.”
(2)	The ETP Class H units entitle us to receive 90.05% of the cash distributions related to the incentive distribution rights (“IDRs”) and general partner interest of SXL received by ETP. As a result of our ownership of the ETP Class H units and our 0.1% membership interest in Sunoco Partners LLC, the general partner of SXL, we are entitled to receive 90.15% of the cash distributions related to the IDRs and general partner interest of SXL.

(3)	The ETP Class I units provide for additional cash distributions from ETP to us for the purpose of offsetting a portion of the IDR subsidies that we previously agreed to provide to ETP, with such distributions occurring in 2015 and 2016.
(4)	Represents an approximate 2% limited partner interest in Sunoco.
(5)	Represents an approximate 21% limited partner interest in SXL.
(6)	Represents an approximate 3% limited partner interest in SXL.
(7)	Represents an approximate 38% limited partner interest in Sunoco.

In addition to the equity interests described above, we own all of the equity interests in Lake Charles LNG Company, LLC (“Lake Charles LNG”), an entity that owns a fully constructed liquefied natural gas (“LNG”) import terminal and regasification facility near Lake Charles, Louisiana, and a 60% equity interest in Energy Transfer LNG Export, LLC (“ETLNG”), an entity whose subsidiary, Lake Charles LNG Export Company, LLC, is developing an LNG liquefaction and export terminal facility that will be integrated with Lake Charles LNG’s import/regasification facility. ETP owns the remaining 40% equity interest in ETLNG.

Our principal executive offices are located at 8111 Westchester Drive, Dallas, Texas 75225, and our phone number is (214) 981-0700. Our website is located at www.energytransfer.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus or registration statement.

Recent Developments

ETP Merger with SXL

On November 20, 2016, ETP entered into an Agreement and Plan of Merger (as amended to date, the “Merger Agreement”) with Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (“ETP GP”), SXL, Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of SXL (“SXL GP”), SXL Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of SXL (“SXL Merger Sub”), SXL Acquisition Sub LP, a Delaware limited partnership and wholly owned subsidiary of SXL (“SXL Merger Sub LP”) and, solely for purposes of certain provisions therein, ETE. Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) SXL GP will be merged with and into ETP GP, with ETP GP surviving as our indirect wholly owned subsidiary, and (ii) SXL Merger Sub LP will be merged with and into ETP, with ETP surviving as a wholly owned subsidiary of SXL, in each case on the terms and subject to the conditions set forth in the Merger Agreement. We refer to the mergers collectively as the “ETP / SXL Merger.” The ETP / SXL Merger is subject to receipt of ETP unitholder approval and other customary closing conditions, and is expected to close in April 2017.

ETE Private Placement and ETP Unit Purchase

On January 6, 2017, we entered into a common unit purchase agreement with certain institutional investors to sell 32,222,225 of our common units in a private placement transaction at a purchase price of $18.00 per unit (the “ETE private placement”). On January 12, 2017, we used the net proceeds from the ETE private placement (approximately $568 million) to purchase 15,785,056 newly issued ETP common units from ETP (the “ETP unit purchase”). ETP used the proceeds from the sale of its common units to repay existing indebtedness under its amended and restated revolving credit facility and for general partnership purposes.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain various forward-looking statements and information that are based on our beliefs and those of our general partner, LE GP, LLC, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “could,” “believe,” “may,” “will” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. Although we and our general partner believe that the expectations on which such forward-looking statements are based are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:

•	the ability of our subsidiaries to make cash distributions to us, which is dependent on their results of operations, cash flows and financial condition;

•	the actual amount of cash distributions by our subsidiaries to us;

•	the successful closing of the ETP / SXL Merger and the transactions contemplated thereby;

•	the volumes transported on our subsidiaries’ pipelines and gathering systems;

•	the level of throughput in our subsidiaries’ processing and treating facilities;

•	the fees our subsidiaries charge and the margins they realize for their gathering, treating, processing, storage and transportation services;

•	the prices and market demand for, and the relationship between, natural gas and natural gas liquids (“NGLs”);

•	energy prices generally;

•	the prices of natural gas and NGLs compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of NGL supplies;

•	the level of domestic oil, natural gas and NGL production;

•	the availability of imported oil, natural gas and NGLs;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the effect of weather conditions on demand for oil, natural gas and NGLs;

•	availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	energy efficiencies and technological trends;

•	governmental regulation and taxation;

•	changes to, and the application of, regulation of tariff rates and operational requirements related to our subsidiaries’ interstate and intrastate pipelines;

•	hazards or operating risks incidental to the gathering, treating, processing and transporting of natural gas and NGLs;

•	competition from other midstream companies and interstate pipeline companies;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third-party pipelines that connect with our subsidiaries pipelines and facilities;

•	the effectiveness of risk-management policies and procedures and the ability of our subsidiaries’ liquids marketing counterparties to satisfy their financial commitments;

•	the nonpayment or nonperformance by our subsidiaries’ customers;

•	regulatory, environmental, political and legal uncertainties that may affect the timing and cost of our subsidiaries’ internal growth projects, such as our subsidiaries’ construction of additional pipeline systems;

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to our subsidiaries’ existing pipelines and facilities, including difficulties in obtaining permits and rights-of-way or other regulatory approvals and the performance by third-party contractors;

•	the availability and cost of capital and our subsidiaries’ ability to access certain capital sources;

•	a deterioration of the credit and capital markets;

•	risks associated with the assets and operations of entities in which our subsidiaries own less than a controlling interest, including risks related to management actions at such entities that our subsidiaries may not be able to control or exert influence;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations or new interpretations by regulatory agencies concerning such laws and regulations; and

•	the costs and effects of legal and administrative proceedings.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in this prospectus, as well as the risk factors set forth in the Annual Reports on Form 10-K for the year ended December 31, 2016 for the Partnership, ETP, SXL and Sunoco, in each case as updated by our subsequent Quarterly Reports on Form 10-Q, the respective subsequent Quarterly Reports on Form 10-Q for each of ETP, SXL and Sunoco, and the other risks identified in the documents incorporated by reference herein. Any forward-looking statement made by us in this prospectus and the documents incorporated by reference herein is based only on information currently available to us and speaks only as of the date on which it is made.

All forward-looking statements, express or implied, included herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we, or persons acting on our behalf, may issue.

We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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RISK FACTORS

The nature of our business activities subjects us to certain hazards and risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K, in the respective annual reports on Form 10-K for each of ETP, SXL and Sunoco, and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as those of ETP, SXL and Sunoco, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition, or results of operations could be adversely affected. In that case, the trading price of our common units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to those securities in the prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities for general partnership purposes, which may include repayment of indebtedness, the acquisition of businesses and other capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis.

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of Earnings to Fixed Charges(1)	2.19	1.26	1.85	1.53	—

(1)	Earnings were insufficient to cover fixed charges by $54 million for the year ended December 31, 2016.

For these ratios, “earnings” is the amount resulting from adding the following items:

•	pre-tax income from continuing operations, before minority interest and equity in earnings of affiliates;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	fixed charges.

The term “fixed charges” means the sum of the following:

•	interest expensed;

•	interest capitalized;

•	amortized debt issuance costs; and

•	estimated interest element of rentals.

DESCRIPTION OF UNITS

Common Units

As of February 24, 2017, there were approximately 255,000 individual holders of our common units, which includes common units held in street name. Our common units represent limited partner interests in us that entitle the holders to the rights and privileges specified in our Third Amended and Restated Agreement of Limited Partnership, as amended to date (our “partnership agreement”). As of February 24, 2017, our general partner owned an approximate 0.3% general partner interest in us, and the holders of common units collectively owned an approximate 99.7% limited partner interest in us.

As of February 24, 2017, we had 1,079,185,030 common units outstanding, all of which were held by the public, including approximately 293,082,779 common units held by our officers and directors. Our common units are listed for trading on the NYSE under the symbol “ETE.” The common units are entitled to distributions of available cash as described in the section of this prospectus entitled “Distribution Policy—ETE’s Cash Distribution Policy.”

Series A Convertible Preferred Units

As of February 24, 2017, we had 329,295,770 Series A Convertible Preferred Units representing limited partner interests in us (the “Convertible Units”) outstanding. The Convertible Units were issued in a private placement to certain of our common unitholders who were “accredited investors” (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) who elected to participate in a plan (the “Plan”) to forgo a portion of their future potential cash distributions on common units participating in the Plan for a period of up to nine fiscal quarters, commencing with distributions for the fiscal quarter ended March 31, 2016 (the “plan period”), and reinvest those distributions in Convertible Units. Each offeree who elected to participate in the Plan received one Convertible Unit for each common unit that such electing unitholder validly elected to participate in the Plan (each, a “Participating Common Unit”). The Convertible Units will automatically convert into common units at the end of the plan period as described below.

Conversion. The plan period will end on the first business day (the “Convertible Unit Conversion Date”) following the date that is the earliest of (a) May 18, 2018, (b) the date upon which the Convertible Units would be convertible into 136,612,021 common units (the quotient of $1.0 billion and the closing price of the common units on the New York Stock Exchange on the closing date of the Convertible Unit private offering), (c) the date of a change of control of the Partnership or (d) the date of the dissolution of the Partnership.

On the Convertible Unit Conversion Date, each Convertible Unit will automatically convert into common units, the number of which will be determined by dividing (a) the Conversion Value (as defined and described below) at the end of the plan period by (b) $6.56.

Conversion Value. The conversion value of each Convertible Unit (the “Conversion Value”) on the issue date of the Convertible Units was zero. The Conversion Value will increase each quarter in an amount equal to $0.285, which is the per unit amount of the cash distribution paid with respect to our common units for the quarter ended December 31, 2015, less the cash distribution actually paid with respect to each Convertible Unit for such quarter. Any cash distributions in excess of $0.285 per common unit, and any Extraordinary Distributions (as defined in the section entitled “Distribution Policy—Distributions Prior to the Convertible Unit Conversion Date”), made with respect to any quarter during the plan period will be disregarded for purposes of calculating the Conversion Value.

The Convertible Units are entitled to vote together with the common units on an as-converted basis, except that the Convertible Units are entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Convertible Units in relation to other classes of partnership interests or as required by law. The approval of the majority of our Convertible Units (including any Convertible Units held by Kelcy Warren, our Chairman, and any other affiliate of us or our general partner) is required to approve any matter for which the holders of Convertible Units are entitled to vote as a separate class.

Unitholder Approval

The following matters require the approval of the majority of our outstanding common units, including the common units owned by our general partner and its affiliates, and our Convertible Units on an as-converted basis:

•	a merger of our partnership;

•	a sale or exchange of all or substantially all of our assets;

•	dissolution or reconstitution of our partnership upon dissolution; and

•	certain amendments to the partnership agreement.

The removal of our general partner requires the approval of not less than 66  2⁄3% of all outstanding units, including units held by our general partner and its affiliates. Any removal is subject to the election of a successor general partner by the holders of a majority of the outstanding common units, including units held by our general partner and its affiliates.

Listing

Our outstanding common units are listed on the NYSE under the symbol “ETE.” Any additional common units we issue also will be listed on the NYSE.

Transfer Agent and Registrar

The transfer agent and registrar for the common units is American Stock Transfer & Trust Company.

Transfer of Common Units

Each purchaser of common units must execute a transfer application. By executing and delivering a transfer application, the purchaser of common units:

•	becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

•	automatically requests admission as a substituted limited partner in our partnership;

•	agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

•	represents that such person has the capacity, power and authority to enter into the partnership agreement;

•	grants to our general partner the power of attorney to execute and file documents required for our existence and qualification as a limited partnership, the amendment of the partnership agreement, our dissolution and liquidation, the admission, withdrawal, removal or substitution of partners, the issuance of additional partnership securities and any merger or consolidation of the partnership; and

•	makes the consents and waivers contained in the partnership agreement, including the waiver of the fiduciary duties of our general partner to unitholders as described in “Risk Factors—Risks Related to Conflicts of Interests—Our partnership agreement limits our General Partner’s fiduciary duties to us and restricts the remedies available for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty” included in our Annual Report on Form 10-K for the year ended December 31, 2016.

An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Although our general partner has no current intention of doing so, it may withhold its consent in its sole discretion. An assignee who is not admitted as a limited partner will remain an assignee. An assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Furthermore, our general partner will vote and exercise other powers attributable to common units owned by an assignee at the written direction of the assignee.

Transfer applications may be completed, executed and delivered by a purchaser’s broker, agent or nominee. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing the transfer of securities. In addition to other rights acquired, the purchaser has the right to request admission as a substituted limited partner in our partnership for the purchased common units. A purchaser of common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common unit to a purchaser or transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner in our partnership for the purchased common units.

Thus, a purchaser of common units who does not execute and deliver a transfer application:

•	will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application; and

•	may not receive some federal income tax information or reports furnished to record holders of common units.

Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or NYSE regulations.

Status as Limited Partner or Assignee

Except as described in the section of this prospectus entitled “—Limited Liability,” the common units will be fully paid, and the unitholders will not be required to make additional capital contributions to us.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement, constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law, to the same extent as the general partner. This liability would extend to persons who transact business with us and who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we have found no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if after the distribution all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of our partnership, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act will be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to our partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which could not be ascertained from our partnership agreement.

Our subsidiaries currently conduct business in many states. To maintain the limited liability of our limited partners, we may be required to comply with legal requirements in the jurisdictions in which our subsidiaries conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If it were determined that any of our subsidiaries were conducting business in any state without compliance with the applicable limited partnership statute, or that our rights with respect to any such subsidiary constituted “participation in the control” of any such subsidiary’s business for purposes of the statutes of any relevant jurisdiction, then we could be held personally liable for such subsidiary’s obligations under the law of that jurisdiction.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

If authorized by our general partner, any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. The Convertible Units vote on an as-converted basis together with our common units when our common units are entitled to vote. However, if at any time any person or group, other than our general partner and its affiliates, owns, in the aggregate, beneficial ownership of 20% or more of the common units then outstanding, the person or group will lose voting rights on all of its common units and its common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. Reporting for tax purposes is done on a calendar year basis.

We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

OUR PARTNERSHIP AGREEMENT

Purpose

Under our partnership agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law, provided that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Power of Attorney

Each unitholder, and each person who acquires a unit from a unitholder, by accepting the unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority to amend, and to make consents and waivers under, our partnership agreement.

Distributions

Pursuant to our partnership agreement, we make quarterly distributions of available cash to all unitholders and our general partner. Please see “Distribution Policy—ETE’s Cash Distribution Policy.”

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities that are senior to, equal in rank with or junior to our common units on terms and conditions established by our general partner in its sole discretion without the approval of its unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, in the sole discretion of our general partner, may have special voting rights to which the common units are not entitled.

Upon issuance of additional units or other partnership securities, our general partner will have the option but not the obligation to make additional capital contributions to the extent it desires to maintain its general partner interest in us. Our general partner and its affiliates have the right, which they may from time to time assign in whole or in part to any of their affiliates, to purchase units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain their percentage interests in us that existed immediately prior to the issuance. The holders of units do not have preemptive rights to acquire additional units or other partnership interests in us.

Amendments to Our Partnership Agreement

Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner has no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than certain amendments specified in our partnership agreement, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described in our partnership agreement, an amendment must be approved by a majority of our outstanding units.

Withdrawal or Removal of Our General Partner

Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of our outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates.

Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding units, excluding the units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding units, excluding the units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner.

Our general partner may not be removed unless such removal is approved by the holders of at least 66  2⁄3% of our outstanding units (including units held by our general partner and its affiliates), and we receive an opinion of counsel regarding limited liability and tax matters. In addition, if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of such removal, our general partner will have the right to convert its general partner interest into units or to receive cash in exchange for such interests. Any removal of this kind is also subject to the approval of a successor general partner by a majority of our outstanding units, including those held by our general partner and its affiliates.

In the event our general partner withdraws, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for fair market value. In addition, the departing general partner will have the option to require the successor general partner to purchase any of our common units owned by the departing general partner and its affiliates for fair market value. The fair market value of any securities will be determined by agreement between the departing general partner and the successor general partner. The fair market value of our general partner interest owned by the departing general partner will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

In addition, we will be required to reimburse the departing general partner for all amounts due to the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

The Existing GP Owner’s Approval Rights

The authority of our general partner’s board of directors to manage and control us is restricted by approval rights held by Kelcy L. Warren (the “Existing GP Owner”), over certain matters. As a result of these approval rights our general partner’s board of directors may not cause or permit us to do any of the following actions without the approval of the Existing GP Owner:

•	consent to a general assignment for the benefit of the creditors;

•	file or consent to filing of any bankruptcy, insolvency or reorganization petition, or a petition seeking liquidation or dissolution;

•	seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservators for all or any substantial portion of our properties;

•	merge or consolidate us with another entity, or sell all or substantially all of our assets;

•	declare any material extraordinary distribution on our common units; or

•	materially amend our partnership agreement in a manner that adversely effects our general partner.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:

•	first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities; and

•	then, to all partners in accordance with the positive balance in the respective capital accounts.

Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner as general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner.

Call Right

If at any time our general partner and its affiliates hold more than 90% of the outstanding limited partner interests of any class, our general partner will have the right, but not the obligation, which it may assign in whole or in part to any of its affiliates or us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

•	the highest cash price paid by either our general partner or any of its affiliates for any limited partners interests of the class purchased within the 90 days preceding the date our general partner first mails notice of its election to purchase the limited partner interests; and

•	the current market price of the limited partner interests of the class as of the date three days prior to the date that notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his units in the market.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(i)	our general partner;

(ii)	any departing general partner;

(iii)	any person who is or was an affiliate of our general partner or any departing general partner;

(iv)	any person who is or was an officer, director, member, partner, fiduciary or trustee of any entity described in (i), (ii) or (iii) above;

(v)	any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of the general partner or any departing general partner; and

(vi)	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

DISTRIBUTION POLICY

ETE’s Cash Distribution Policy

General

We will distribute to our unitholders, within 50 days after the end of each quarter, all of our available cash in the manner described below.

Definition of Available Cash

Available cash is defined in our partnership agreement and generally means, with respect to any calendar quarter, all cash on hand at the end of such quarter:

•	less the amount of cash reserves necessary or appropriate, as determined in good faith by our general partner, to:

•	satisfy general, administrative and other expenses and debt service requirements;

•	permit ETP’s general partner, ETP GP, to make capital contributions to ETP in order to maintain its general partner interest upon the issuance of additional partnership securities by ETP;

•	comply with applicable law or any debt instrument or other agreement;

•	provide funds for distributions to unitholders and our general partner in respect of any one or more of the next four quarters; and

•	otherwise provide for the proper conduct of our business;

•	plus all cash on hand immediately prior to the date of the distribution of available cash for the quarter.

Distributions Prior to the Convertible Unit Conversion Date

For each quarter as to which the declaration date and the record date for a quarterly distribution (whether in cash or other property) with respect to our common units occurs prior to the Convertible Unit Conversion Date (each, a “Subsequent Quarter”), we will make distributions (in cash or other property) of available cash as follows:

•	first, prior to any distributions (whether in cash or other property) being made to the holders of our common units and our general partner, each holder of a Convertible Unit will be entitled to a cash distribution equal to $0.11 (the “Convertible Unit Preferred Distribution Amount”); and

•	thereafter, to the holders of our common units other than Participating Common Units and our general partner, in accordance with their respective percentage interests.

For the avoidance of doubt, Extraordinary Distributions made during a Subsequent Quarter will be made to all of our unitholders, including holders of our Participating Common Units and our Convertible Units on an as-converted basis, in accordance with their respective percentage interests.

“Extraordinary Distributions” means any (i) non-cash distribution or (ii) any cash distribution that is materially and substantially greater, on a per unit basis, than the Partnership’s most recent regular quarterly distribution, as determined by the board of directors of our general partner.

For each Subsequent Quarter, if the Convertible Units do not receive the full Convertible Unit Preferred Distribution Amount, or if the per unit distribution paid on the common units with respect to such quarter is higher than the per unit distribution paid on the Convertible Units with respect to such quarter, then the Conversion Value of each Convertible Unit will be increased as described in the section of this prospectus entitled “Description of Units—Series A Convertible Preferred Units—Conversion Value.”

Holders of our Participating Common Units will not be entitled to receive distributions, other than Extraordinary Distributions, with respect to any Subsequent Quarter.

Distributions Following the Convertible Unit Conversion Date

For each quarter following the Convertible Unit Conversion Date, we will make distributions of available cash to holders of our common units (including those issued upon the conversion of our Convertible Units) and our general partner, in accordance with their respective percentage interests.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

Any net income for a taxable year will be allocated to all unitholders, in accordance with their respective percentage interests. Any net losses for a taxable year will be allocated to all unitholders and our general partner in accordance with their respective percentage interests.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. Upon a liquidation, all of our Convertible Units will automatically convert into common units based on their Conversion Value at the time. We will first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in the partnership agreement and by law, and, thereafter, we will distribute any remaining proceeds to our unitholders, including the holders of our common units (including those issued upon the conversion of our Convertible Units) and our general partner, in accordance with their respective positive capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

No unitholder will have any obligation to restore any negative balance in its capital account upon liquidation of us.

ETP’s Cash Distribution Policy

General

ETP will distribute all of its available cash to its unitholders and ETP GP within 45 days following the end of each fiscal quarter.

Definition of Available Cash

Available cash is defined in ETP’s partnership agreement and generally means, with respect to any calendar quarter, all cash on hand at the end of such quarter:

•	less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of ETP GP to:

•	provide for the proper conduct of ETP’s business (including reserves for future capital expenditures and for ETP’s future credit needs);

•	comply with applicable law or any debt instrument or other agreement; or

•	provide funds for distributions to unitholders and ETP GP in respect of any one or more of the next four quarters;

•	plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

Working capital borrowings are generally borrowings that are made under ETP’s credit facilities and in all cases are used solely for working capital purposes or to pay distributions to partners.

Operating Surplus and Capital Surplus

All cash distributed to ETP’s unitholders is characterized as either “operating surplus” or “capital surplus.” ETP distributes available cash from operating surplus differently than available cash from capital surplus.

Definition of Operating Surplus

ETP’s operating surplus for any period generally means:

•	ETP’s cash balance on the closing date of ETP’s initial public offering in 1996; plus

•	$10.0 million (as described below); plus

•	all of ETP’s cash receipts since the closing of ETP’s initial public offering, excluding cash from interim capital transactions such as borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

•	ETP’s working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•	The Regency Operating Surplus Amount (as defined in ETP’s partnership agreement, as amended); less

•	all of ETP’s operating expenditures after the closing of ETP’s initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; less

•	the amount of ETP’s cash reserves that ETP GP deems necessary or advisable to provide funds for future operating expenditures.

Definition of Capital Surplus

Generally, capital surplus will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of ETP’s debt and equity securities; and

•	sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

Characterization of Cash Distributions

ETP will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the date of ETP’s initial public offering equals the operating surplus as of the most recent date of determination of available cash. ETP will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $10.0 million in addition to ETP’s cash balance on the closing date of ETP’s initial public offering, cash receipts from ETP’s operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to ETP’s unitholders. Rather, it is a provision that enables ETP, if ETP chooses, to distribute as operating surplus up to $10.0 million of cash ETP receives in the future from non-operating sources, such as asset sales, issuances of securities, and long-term borrowings, that would otherwise be distributed as capital surplus. ETP has not made, and ETP anticipates that it will not make, any distributions from capital surplus.

Incentive Distribution Rights

ETP’s IDRs represent the contractual right, pursuant to the terms of ETP’s partnership agreement, to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution has been paid. Please see the section of this prospectus entitled “—Distributions of Available Cash from Operating Surplus” below. ETP GP owns all of ETP’s IDRs.

Distributions of Available Cash from Operating Surplus

The terms of ETP’s partnership agreement require that ETP make cash distributions with respect to each calendar quarter within 45 days following the end of each calendar quarter. Subject to the distributions to be made to any Class H unitholders, Class I unitholders and Class K unitholders as described below, ETP is required to make distributions of any remaining available cash from operating surplus for any quarter in the following manner:

•	first, 100% to all common unitholders, Class E unitholders, Class G unitholders and ETP GP, in accordance with their percentage interests, until each common unit has received $0.25 per unit for such quarter (the “ETP minimum quarterly distribution”);

•	second, 100% to all common unitholders, Class E unitholders, Class G unitholders and ETP GP, in accordance with their respective percentage interests, until each common unit has received $0.275 per unit for such quarter (the “ETP first target distribution”);

•	third, (i) to ETP GP in accordance with its percentage interest, (ii) 13% to the holders of the IDRs, pro rata, and (iii) to all common unitholders, Class E unitholders and Class G unitholders, pro rata, a percentage equal to 100% less the percentages applicable to ETP GP and holders of the IDRs, until each common unit has received $0.3175 per unit for such quarter (the “ETP second target distribution”);

•	fourth, (i) to ETP GP in accordance with its percentage interest, (ii) 23% to the holders of the IDRs, pro rata, and (iii) to all common unitholders, Class E unitholders and Class G unitholders, pro rata, a percentage equal to 100% less the percentages applicable to ETP GP and holders of the IDRs, until each common unit has received $0.4125 per unit for such quarter (the “ETP third target distribution”); and

•	fifth, thereafter, (i) to ETP GP in accordance with its percentage interest, (ii) 48% to the holders of the IDRs, pro rata, and (iii) to all common unitholders, Class E unitholders and Class G unitholders, pro rata, a percentage equal to 100% less the percentages applicable to ETP GP and holders of the IDRs.

Notwithstanding the foregoing, for each taxable year, no portion of any ETP cash distribution attributable to (i) any distribution or dividend received by ETP from ETP Holdco Corporation (“Holdco”) or the proceeds of any sale of the capital stock of Holdco or (ii) any interest payments received by ETP with respect to indebtedness of ETP or its subsidiaries (referred to as “Holdco Distributions”) will be distributed to the Class E unitholders or Class G unitholders. Further, the distributions on each Class E unit may not exceed $1.41 per year and distributions on each Class G unit may not exceed $3.75 per year. In addition, the distributions to the holders of ETP’s IDRs will not exceed the amount the holders of ETP’s IDRs would otherwise receive if the available cash for distribution were reduced to the extent it constitutes amounts previously distributed with respect to the ETP Class G units.

The incentive distributions described above do not reflect the impact of incentive distribution right subsidies previously agreed to by ETE in connection with previous transactions, as described below under “—Incentive Distribution Right Subsidies.”

Distributions to Class H Unitholders

The Class H units do not have a percentage interest and holders are not entitled to receive distributions of cash from operating surplus or capital surplus; however, prior to any distribution of available cash to any other class of ETP units, Class H units are entitled to receive distributions of available cash in an amount equal to 90.05% of all distributions to ETP by SXL GP with respect to the incentive distribution rights and general partner interest in SXL, calculated on a cumulative basis beginning with the quarter ended March 31, 2015.

Distributions to Class I Unitholders

The Class I units do not have a percentage interest and holders are not entitled to receive distributions of available cash from operating surplus or capital surplus; however, prior to making any distribution of available cash for the quarter ended December 31, 2016 to any class of ETP units other than the Class H units, the Class I units are entitled to cash distributions equal to $2.0 million for such quarter. The Class I units are not entitled to any cash distributions for any quarter subsequent to the quarter ended December 31, 2016.

Distributions to Class K Unitholders

The Class K units do not have a percentage interest and holders are not entitled to receive distributions of cash from operating surplus or capital surplus; however, prior to ETP making any distribution of available cash to any class of ETP units other than the Class H units and the Class I units, each Class K unit is entitled to a quarterly cash distribution in an amount equal to $0.67275 per Class K unit; provided, however, no portion of any partnership cash distribution attributable to (i) any distribution or dividend received by ETP from Holdco or the proceeds of any sale of the capital stock of Holdco or (ii) any Holdco Distributions shall be used to pay distributions on the Class K units.

Distributions of Available Cash from Capital Surplus

ETP will make distributions of available cash from capital surplus, if any, initially to the Class H unitholders and Class I unitholders in a manner similar to the distributions of available cash from operating surplus, as described above. ETP will make distributions of any remaining available cash from capital surplus in the following manner:

•	to all of ETP’s unitholders and ETP GP, in accordance with their respective percentage interests, until ETP distributes for each common unit an amount of available cash from capital surplus equal to ETP’s initial public offering price; and

•	thereafter, ETP will make all distributions of available cash from capital surplus as if they were from operating surplus.

ETP’s partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price per common unit less any distributions of capital surplus per unit is referred to as the “unrecovered capital.”

If ETP combines its units into fewer units or subdivide its units into a greater number of units, ETP will proportionately adjust its minimum quarterly distribution, its target cash distribution levels, and its unrecovered capital. For example, if a two-for-one split of ETP’s common units should occur, ETP’s unrecovered capital would be reduced to 50% of the initial level. ETP will not make any adjustment by reason of its issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes ETP to become taxable as a corporation or otherwise subject to additional taxation as an entity for federal, state or local income tax purposes, under the terms of ETP’s partnership agreement, ETP can reduce its minimum quarterly distribution and the target cash distribution levels by multiplying the same by one minus the sum of the highest marginal federal corporate income tax rate that could apply and any increase in the effective overall state and local income tax rates.

Incentive Distribution Right Subsidies

As described above, ETP’s partnership agreement provides for the payment of certain incentive distributions to the holders of the IDRs. As the holder of the IDRs, we have previously agreed to incremental distribution relinquishments.

In addition, the incremental distributions on the Class H units, which are referred to in “Distributions of Available Cash from Operating Surplus” above, were intended to offset a portion of the incremental distribution relinquishments that we previously granted to ETP. In connection with the issuance of the Class H units, we and ETP also agreed to certain adjustments to the incremental distributions on the Class H units to ensure that the net impact of the incremental distribution relinquishments (a portion of which is variable) and the incremental distributions on the Class H units are fixed amounts for each quarter for which the incremental distribution relinquishments and incremental distributions on the Class H units are in effect.

Furthermore, pursuant to Amendment No. 9 to ETP’s partnership agreement, the Class I units issued to ETE provide for additional cash distributions from ETP to ETE for the purpose of offsetting a portion of the incentive distribution subsidies previously agreed upon by ETE. ETE and ETP agreed to reduce incentive distribution subsidies from ETE to ETP by $55 million in 2015 and $30 million in 2016.

For the quarter ended December 31, 2016, distributions otherwise payable were reduced by $137.5 million as a result of the incentive distribution relinquishments and incremental distributions on Class H and Class I units. Following is a summary of the net amounts by which these incentive distribution relinquishments and incremental distributions on Class H units would reduce the total distributions that would potentially be made to ETE in future quarters:

	Quarters Ending
	March 31	June 30	September 30	December 31	Total Year
2017	$149.50	$154.50	$155.75	$165.75	$625.50
2018	34.50	34.50	34.50	34.50	138.00
2019	32.00	32.00	32.00	32.00	128.00
Each year thereafter	8.25	8.25	8.25	8.25	33.00

Distributions of Cash Upon Liquidation

General. If ETP dissolves in accordance with its partnership agreement, ETP will sell or otherwise dispose of its assets in a process called liquidation. Upon dissolution, subject to Section 17-804 of the Delaware Act, ETP will first apply the proceeds of liquidation to the payment of its creditors and the creation of a reserve for contingent liabilities. ETP will distribute any remaining proceeds to the unitholders, in accordance with the positive balance in their respective capital accounts.

Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the IDRs of ETP GP.

Manner of Adjustments for Gain. After a special tracking allocation to the Class H unitholders attributable to the SXL interest, the manner of the adjustment for gain is set forth in ETP’s partnership agreement in the following manner:

•	first, to ETP GP and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	second, 100% to the Class K unitholders until the capital account for each Class K unit is equal to its original issue price;

•	third, 1% to the Class K unitholders, with the remainder being allocated as set forth below;

•	fourth, 100% to the Class G unitholders until the capital account for each Class G unit is equal to its original issue price;

•	fifth, 100% to the ETP common unitholders and ETP GP, in accordance with their respective percentage interests, until the capital account for each common unit is equal to the sum of:

•	the unrecovered capital; and

•	the amount of the ETP minimum quarterly distribution for the quarter during which ETP’s liquidation occurs;

•	sixth, 1% to the Class G unitholders, with the remainder being allocated 100% to the ETP common unitholders and ETP GP, in accordance with their respective percentage interests, until ETP allocates under this paragraph an amount per unit equal to:

•	the sum of the excess of the ETP first target distribution per unit over the ETP minimum quarterly distribution per unit for each quarter of ETP’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the ETP minimum quarterly distribution per unit that ETP distributed 100% to the unitholders and ETP GP, in accordance with their percentage interests, for each quarter of ETP’s existence;

•	seventh, 87% to the ETP common unitholders and ETP GP, in accordance with their respective percentage interests, and 13% to the holders of the IDRs, pro rata, until ETP allocates under this paragraph an amount per unit equal to:

•	the sum of the excess of the ETP second target distribution per unit over the ETP first target distribution per unit for each quarter of ETP’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the ETP first target distribution per unit that ETP distributed 87% to the unitholders and ETP GP, in accordance with their percentage interests, and 13% to the holders of the IDRs, pro rata, for each quarter of ETP’s existence;

•	eighth, 77% to the ETP common unitholders and ETP GP, in accordance with their respective percentage interests, and 23% to the holders of the IDRs, pro rata, until ETP allocates under this paragraph an amount per unit equal to:

•	the sum of the excess of the ETP third target distribution per unit over the ETP second target distribution per unit for each quarter of ETP’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the ETP second target distribution per unit that ETP distributed 77% to the unitholders and ETP GP, in accordance with their respective percentage interests, and 23% to the holders of the IDRs, pro rata, for each quarter of ETP’s existence; and

•	ninth, thereafter, 52% to the ETP common unitholders and ETP GP, in accordance with their respective percentage interests, and 48% to the holders of the IDRs, pro rata.

Manner of Adjustment for Losses. Upon ETP’s liquidation, ETP will generally allocate any loss to ETP GP and the unitholders in the following manner:

•	first, 100% to the common unitholders, the Class E unitholders, Class G unitholders, Class K unitholders and ETP GP in proportion to the positive balances in the holders’ capital accounts and ETP GP’s percentage interest, respectively, until the capital accounts of the common unitholders, Class E unitholders, Class G unitholders and Class K unitholders have been reduced to zero; and

•	second, thereafter, 100% to ETP GP.

Adjustments to Capital Accounts upon the Issuance of Additional Units

ETP will make adjustments to capital accounts upon the issuance of additional units. In doing so, ETP will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and ETP GP in the same manner as ETP allocates gain or loss upon liquidation. In the event that ETP makes positive adjustments to the capital accounts upon the issuance of additional units, ETP will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon ETP’s liquidation in a manner which results, to the extent possible, in ETP GP’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

SXL’s Cash Distribution Policy

General

SXL’s partnership agreement provides that it will distribute all of its available cash to SXL common unitholders of record on the applicable record date within 45 days after the end of each quarter.

Definition of Available Cash

Available cash generally means, for each fiscal quarter all cash on hand at the end of the quarter:

•	less the amount of cash reserves that SXL’s general partner, SXL GP, establishes to:

•	provide for the proper conduct of SXL’s business;

•	comply with applicable law, any of SXL’s debt instruments or other agreements; or

•	provide funds for distributions to SXL’s unitholders and to SXL GP for any one or more of the next four quarters;

•	plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

Working capital borrowings are generally borrowings that are made under SXL’s credit facilities and in all cases are used solely for working capital purposes or to pay distributions to partners.

Intent to Distribute the Minimum Quarterly Distribution

SXL intends to distribute to the holders of SXL common units on a quarterly basis at least the minimum quarterly distribution of $0.075 per unit, or $0.30 per year (the “SXL minimum quarterly distribution”), to the extent it has sufficient cash from its operations after establishment of cash reserves and payment of fees and expenses, including payments to SXL GP. However, there is no guarantee that SXL will pay the quarterly distribution in this amount, or the SXL minimum quarterly distribution on the SXL common units in any quarter, and SXL will be prohibited from making any distributions to its unitholders if it would cause an event of default, or an event of default is existing, under its credit facilities or debt securities.

Operating Surplus and Capital Surplus

All cash distributed to SXL unitholders will be characterized as either “operating surplus” or “capital surplus.” SXL distributes available cash from operating surplus differently than available cash from capital surplus.

Definition of Operating Surplus

Operating surplus for any period generally means:

•	SXL’s cash balance on the closing date of its initial public offering; plus

•	$15.0 million (as described below); plus

•	all of SXL’s cash receipts after the closing of its initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

•	all of SXL’s operating expenditures after the closing of its initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; less

•	the amount of cash reserves established by SXL GP in good faith to provide funds for future operating expenditures.

Definition of Capital Surplus

Generally, capital surplus will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•	sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

Characterization of Cash Distributions

SXL will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since it began operations equals the operating surplus as of the most recent date of determination of available cash. SXL will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $15.0 million in addition to SXL’s cash balance on the closing date of its initial public offering, cash receipts from its operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to SXL’s unitholders. Rather, it is a provision that will enable SXL, if it chooses, to distribute as operating surplus up to $15.0 million of cash it receives in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. SXL does not anticipate that it will make any distributions from capital surplus.

Distributions of Available Cash from Operating Surplus

SXL will make distributions of available cash from operating surplus for any quarter in the following manner:

•	first, to all of its unitholders and to SXL GP, in accordance with their percentage interests, until SXL distributes for each outstanding SXL unit an amount equal to the SXL minimum quarterly distribution for that quarter; and

•	thereafter, in the manner as described in the section of this prospectus entitled “—Incentive Distribution Rights” below.

However, no distributions of available cash from operating surplus shall be made in respect of any SXL Class B Unit.

Incentive Distribution Rights

IDRs represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the SXL minimum quarterly distribution and the target distribution levels have been achieved. SXL GP currently holds all of SXL’s IDRs, but may transfer these rights separately from its general partner interest, subject to restrictions in SXL’s partnership agreement.

If for any quarter SXL has distributed available cash from operating surplus to the SXL unitholders in an amount equal to the SXL minimum quarterly distribution, then it will distribute any additional available cash from operating surplus for that quarter among the SXL unitholders and SXL GP in the following manner:

•	first, to all SXL unitholders and to SXL GP, in accordance with their percentage interests, until each unitholder receives a total of $0.0833 per unit for that quarter (the “SXL first target distribution”);

•	second, (i) to SXL GP in accordance with its percentage interest, (ii) 13% to the holders of SXL’s IDRs, pro rata, and (iii) to all SXL unitholders, pro rata, a percentage equal to 100% less the percentages applicable to SXL GP and the holders of SXL’s IDRs, until each SXL unitholder receives a total of $0.0958 per unit for that quarter (the “SXL second target distribution”);

•	third, (i) to SXL GP in accordance with its percentage interest, (ii) 35% to the holders of SXL’s IDRs, pro rata, and (iii) to all SXL unitholders, pro rata, a percentage equal to 100% less the percentages applicable to SXL GP and the holders of SXL’s IDRs, until each SXL common unitholder receives a total of $0.2638 per unit for that quarter (the “SXL third target distribution”); and

•	thereafter, (i) to SXL GP in accordance with its percentage interest, (ii) 48% to the holders of SXL’s IDRs, pro rata, and (iii) to all SXL unitholders, pro rata, a percentage equal to 100% less the percentages applicable to SXL GP and the holders of SXL’s IDRs.

However, no distributions of available cash from operating surplus shall be made in respect of any SXL Class B Unit.

The incentive distributions described above do not reflect the impact of the IDR Reduction agreed to by SXL GP, as further described under “—IDR Reduction.”

Distributions from Capital Surplus

SXL will make distributions of available cash from capital surplus, if any, in the following manner:

•	first, to all SXL unitholders and SXL GP, in accordance with their percentage interests, until a hypothetical holder of a SXL common unit acquired in SXL’s initial public offering has received with respect to such common unit, during the period since its initial public offering through such date, distributions of available cash that are deemed to be capital surplus in an aggregate amount equal to the initial public offering price; and

•	thereafter, SXL will make all distributions of available cash from capital surplus as if they were from operating surplus.

However, no distributions of available cash from operating surplus shall be made in respect of any SXL Class B Unit.

SXL’s partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the SXL minimum quarterly distribution and the SXL target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the SXL minimum quarterly distribution, after any of these distributions are made, it may be easier for SXL GP to receive incentive distributions. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the SXL minimum quarterly distribution or any arrearages.

Once SXL distributes capital surplus on a unit in an amount equal to the initial unit price, it will reduce the SXL minimum quarterly distribution and the SXL target distribution levels to zero. SXL will then make all future distributions from operating surplus, with 48% to the holders of SXL’s IDRs and the remainder to all SXL unitholders and SXL GP.

IDR Reduction

SXL GP has agreed to reduce the incentive distributions it receives from SXL by a total of $60 million over a two-year period. The reduction will be recognized evenly over eight quarters beginning with the quarterly cash distribution paid for the third quarter of 2016.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the SXL minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if SXL combines its units into fewer units or subdivides its units into a greater number of units, it will proportionately adjust its:

•	minimum quarterly distribution;

•	target distribution levels; and

•	unrecovered initial unit price.

For example, if a two-for-one split of SXL common units should occur, its minimum quarterly distribution, target distribution levels and unrecovered initial unit price would each be reduced to 50% of its initial level. SXL will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes SXL to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, it will reduce the SXL minimum quarterly distribution and the SXL target distribution levels by multiplying the same by one minus the sum of the highest marginal federal corporate income tax rate that could apply and any increase in the effective overall state and local income tax rates. For example, if SXL became subject to a maximum marginal federal and effective state and local income tax rate of 38%, then the SXL minimum quarterly distribution and the SXL target distribution levels would each be reduced to 62% of their previous levels.

Distributions of Cash Upon Liquidation

General. If SXL dissolves in accordance with its partnership agreement, it will sell or otherwise dispose of its assets in a process called liquidation. SXL will first apply the proceeds of liquidation to the payment of its creditors. SXL will distribute any remaining proceeds to the unitholders and SXL GP, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of its assets in liquidation.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in SXL’s partnership agreement. SXL generally allocates any gain to the partners in the following manner:

•	first, to SXL GP and the holders of SXL units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	second, to all SXL unitholders and SXL GP, in accordance with their percentage interests, until the capital account for each SXL common unit is equal to the sum of:

•	the unrecovered initial unit price; and

•	the amount of the SXL minimum quarterly distribution for the quarter during which SXL’s liquidation occurs.

•	third, to all SXL unitholders and SXL GP, in accordance with their percentage interests, until SXL allocates under this paragraph an amount per SXL unit equal to:

•	the sum of the excess of the SXL first target distribution per unit over the SXL minimum quarterly distribution per unit for each quarter of SXL’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the SXL minimum quarterly distribution per unit for each quarter of SXL’s existence that it distributed to the SXL unitholders and to SXL GP, in accordance with their percentage interests;

•	fourth, 13% to the holders of SXL’s IDRs, pro rata, and the remainder to the SXL unitholders and SXL GP, in accordance with their percentage interests, pro rata, until SXL allocates under this paragraph an amount per unit equal to:

•	the sum of the excess of the SXL second target distribution per unit over the SXL first target distribution per unit for each quarter of SXL’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the SXL first target distribution per unit for each quarter of SXL’s existence that SXL distributed 13% to the holders of SXL’s IDRs, pro rata, and the remainder to the SXL unitholders and SXL GP, in accordance with their percentage interests, pro rata;

•	fifth, 35% to the holders of SXL’s IDRs, pro rata, and the remainder to the SXL unitholders and SXL GP, in accordance with their percentage interests, pro rata, until SXL allocates under this paragraph an amount per unit equal to:

•	the sum of the excess of the SXL third target distribution per unit over the SXL second target distribution per unit for each quarter of SXL’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the SXL second target distribution per unit for each quarter of SXL’s existence that it distributed 35% to the holders of SXL’s IDRs, pro rata, and the remainder to the SXL unitholders and SXL GP, in accordance with their percentage interests, pro rata; and

•	thereafter, 48% to the holders of SXL IDRs, pro rata, and the remainder to the SXL unitholders and SXL GP, in accordance with their percentage interests, pro rata.

Adjustments to Capital Accounts upon the Issuance of Partnership Interests

SXL will make adjustments to capital accounts upon the issuance of additional partnership interests. In doing so, SXL will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and SXL GP in the same manner as it allocates gain or loss upon liquidation. In the event that SXL makes positive adjustments to the capital accounts upon the issuance of additional partnership interests, it will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional partnership interests or upon its liquidation in a manner that results, to the extent possible, in SXL GP’s capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made.

Sunoco’s Cash Distribution Policy

Sunoco’s partnership agreement requires that, within 60 days after the end of each quarter, Sunoco will distribute all of its available cash to Sunoco common unitholders of record on the applicable record date.

Definition of Available Cash

Available cash, for any quarter, generally consists of all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves that Sunoco GP LLC, the general partner of Sunoco (“Sunoco GP”), establishes to:

•	provide for the proper conduct of Sunoco’s business;

•	comply with applicable law, any of Sunoco’s debt instruments or other agreements or any other obligation; or

•	provide funds for distributions to Sunoco’s unitholders for any one or more of the next four quarters (provided that Sunoco GP may not establish cash reserves for the payment of distributions unless it determines that the establishment of such reserves will not prevent Sunoco from distributing the Sunoco minimum quarterly distribution on all common units for the current quarter);

•	plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

Working capital borrowings are generally borrowings that are made under Sunoco’s revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Intent to Distribute the Minimum Quarterly Distribution

Sunoco intends to distribute to the holders of common units at least the minimum quarterly distribution of $0.4375 per unit, or $1.75 on an annualized basis (the “Sunoco minimum quarterly distribution”), to the extent it has sufficient cash from its operations after establishment of cash reserves and payment of fees and expenses, including payments to Sunoco GP and its affiliates. However, there is no guarantee that Sunoco will pay the minimum quarterly distribution on the common units in any quarter. Even if Sunoco’s cash distribution policy is not modified or revoked, the amount of distributions paid under Sunoco’s policy and the decision to make any distribution is determined by Sunoco GP, taking into consideration the terms of Sunoco’s partnership agreement.

Class C Units

Sunoco’s partnership agreement provides that the Sunoco Class C units are entitled to receive quarterly distributions at a rate of $0.868176 per Sunoco Class C unit. The distributions on the Sunoco Class C units will be paid out of Sunoco’s available cash, except that the Class C units will not share in distributions of cash to the extent such cash is derived from or attributable to any distribution received by Sunoco from Susser Petroleum Property Company LLC (“PropCo”), the proceeds of any sale of the membership interests in PropCo, or any interest or principal payments received by Sunoco with respect to indebtedness of PropCo or its subsidiaries (the “PropCo available cash”). The Class C units are entitled to receive distributions of Sunoco’s available cash (other than PropCo available cash) prior to distributions of such cash being made on the Sunoco common units. Any unpaid distributions on the Sunoco Class C units will accrue interest at a rate of 1.5% per annum until paid in full in cash. The Class C units are perpetual and do not have any rights of redemption or conversion.

General Partner Interest and Incentive Distribution Rights

Sunoco GP owns a non-economic general partner interest in Sunoco. ETE holds all Sunoco’s IDRs, which entitles us to receive increasing percentages, up to a maximum of 50.0%, of the cash Sunoco distributes from operating surplus (as defined below) in excess of $0.503125 per common unit per quarter. The maximum distribution of 50.0% does not include any distributions that we may receive on any limited partner units that we own. “Please see “— Incentive Distribution Rights” below for a more detailed description of Sunoco’s IDRs.

Operating Surplus and Capital Surplus

All cash distributed to Sunoco’s unitholders is characterized as being paid from either “operating surplus” or “capital surplus.” Sunoco distributes available cash from operating surplus differently than available cash from capital surplus. Operating surplus distributions will be made to Sunoco’s unitholders and, if Sunoco makes quarterly distributions above the first target distribution level described below, to the holder of Sunoco’s IDRs. Sunoco does not anticipate that it will make any distributions from capital surplus. In such an event, however, any capital surplus distribution would generally be made first to the holders of Class C units, pro rata, the amount of accrued and unpaid distributions, and then pro rata to all unitholders.

Definition of Operating Surplus

Operating surplus for any period generally means:

•	$25.0 million (as described below); plus

•	all of Sunoco’s cash receipts, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of any hedge contract prior to its stipulated settlement or termination date will be included in equal quarterly installments over the remaining scheduled life of such hedge contract had it not been terminated; plus

•	working capital borrowings made after the end of a period but on or before the date of distribution of operating surplus for that period; plus

•	cash distributions paid on equity issued (including incremental distributions on IDRs), to finance all or a portion of expansion capital expenditures in respect of the period from the date that Sunoco enters into a binding obligation to commence the construction, acquisition or improvement of a capital asset until the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•	cash distributions paid on equity issued (including incremental distributions on IDRs), to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the expansion capital expenditures referred to above, in each case, in respect of the period from the date that Sunoco enters into a binding obligation to commence the construction, acquisition or improvement of a capital asset until the earlier to occur of the date the capital asset is placed in service and the date that it is abandoned or disposed of; less

•	all of Sunoco’s operating expenditures (as defined below); less

•	the amount of cash reserves established by Sunoco GP to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve-month period with the proceeds of additional working capital borrowings; less

•	any cash loss realized on the disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to Sunoco’s unitholders and is not limited to cash generated by Sunoco’s operations. For example, it includes a basket of $25.0 million that enables Sunoco, if it chooses, to distribute as operating surplus up to that amount of cash Sunoco receives from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including certain cash distributions on equity interests in operating surplus, as described above, will be to increase operating surplus by the amount of any such cash distributions. As a result, Sunoco may also distribute as operating surplus up to that amount of cash that it receives from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

Sunoco defines operating expenditures as all of its cash expenditures, including, but not limited to, taxes, reimbursement of expenses to Sunoco GP or its affiliates, payments made in the ordinary course of business under interest rate hedge agreements or commodity hedge agreements (provided that (1) payments made in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract will be amortized over the life of the applicable interest rate hedge contract or commodity hedge contract and (2) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such contract), compensation of officers, directors and employees of Sunoco GP, repayment of working capital borrowings, debt service payments and maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures do not include:

•	repayment of working capital borrowings deducted from operating surplus pursuant to the penultimate bullet point of the definition of operating surplus above when such repayment actually occurs;

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	expansion capital expenditures;

•	investment capital expenditures;

•	payment of transaction expenses relating to interim capital transactions;

•	distributions to Sunoco’s partners (including distributions in respect of Sunoco’s IDRs); or

•	repurchases of equity interests (other than repurchases to satisfy obligations under employee benefit plans) or reimbursements of Sunoco GP for such purchases.

Interim Capital Transactions

Sunoco defines cash from interim capital transactions to include proceeds from:

•	borrowings other than working capital borrowings;

•	sales of equity and debt securities; and

•	sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or assets sold or disposed of as part of normal retirement or replacement of assets.

Capital Surplus

Capital surplus is defined as any distribution of available cash in excess of operating surplus. Although the cash proceeds from interim capital transactions do not increase operating surplus, all distributions of available cash from whatever source are deemed to be from operating surplus until cumulative distributions of available cash exceed cumulative operating surplus. Thereafter, all distributions of available cash are deemed to be from capital surplus to the extent they continue to exceed cumulative operating surplus.

Characterization of Cash Distributions

Sunoco will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of its initial public offering equals the operating surplus as of the most recent date of determination of available cash. Sunoco will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $25.0 million in addition to Sunoco’s cash balance on the closing date of its initial public offering, cash receipts from its operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to Sunoco’s unitholders. Rather, it is a provision that will enable Sunoco, if it chooses, to distribute as operating surplus up to $25.0 million of cash it receives in the future from interim capital transactions that would otherwise be distributed as capital surplus. Sunoco does not anticipate that it will make any distributions from capital surplus.

Capital Expenditures

Maintenance capital expenditures reduce operating surplus, but expansion capital expenditures and investment capital expenditures do not. Under Sunoco’s partnership agreement, maintenance capital expenditures are capital expenditures made to maintain Sunoco’s long-term operating income or operating capacity, while expansion capital expenditures are capital expenditures that Sunoco expects will increase its operating income or operating capacity over the long term. Examples of maintenance capital expenditures include those expenditures Sunoco makes to maintain existing contract volumes or renew existing distribution contracts, maintain its real estate leased to third-party dealers in leaseable condition or maintain its company operated convenience stores. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions in respect of equity issued (including incremental distributions on IDRs), other than equity issued in any offering, to finance all or any portion of the construction or development of a replacement asset that are paid in respect of the period that begins when Sunoco enters into a binding obligation to commence construction or development of a replacement asset and ending on the earlier to occur of the date that such replacement asset commences commercial service and the date that it is disposed of or abandoned. Capital expenditures made solely for investment purposes are not considered maintenance capital expenditures.

Expansion capital expenditures are capital expenditures made to increase Sunoco’s operating capacity over the long term. Examples of expansion capital expenditures include the acquisition of new properties or equipment, to the extent such capital expenditures are expected to expand Sunoco’s long-term operating capacity. Expansion capital expenditures also include interest (and related fees) on debt incurred and distributions in respect of equity issued (including incremental distributions on IDRs) to finance all or any portion of the construction of a capital improvement paid in respect of the period that commences when Sunoco enters into a binding obligation to commence construction of a capital improvement and ending on the earlier to occur of date such capital improvement commences commercial service and the date that it is disposed of or abandoned. Capital expenditures made solely for investment purposes are not be considered expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or the development of assets that are in excess of those needed for the maintenance of Sunoco’s existing operating capacity, but which are not expected to expand, for more than the short term, its operating capacity.

As described above, neither investment capital expenditures nor expansion capital expenditures are included in operating expenditures, and thus do not reduce operating surplus. Because expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of the construction, acquisition or development of a capital improvement during the period that begins when Sunoco enters into a binding obligation to commence construction, acquisition or development of a capital improvement and ending on the earlier to occur of the date such capital improvement commences commercial service and the date that it is disposed of or abandoned, such interest payments also do not reduce operating surplus. Losses on the disposition of an investment capital expenditure will reduce operating surplus when realized and cash receipts from an investment capital expenditure will be treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes are allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by Sunoco GP.

Distributions of Available Cash from Operating Surplus

Sunoco will make distributions of available cash from operating surplus for any quarter in the following manner:

•	first, to the holders of Sunoco’s Class C units to the extent of the distribution preference on the Class C units, as described above under “Sunoco’s Cash Distribution Policy—Class C Units;”

•	second, to all Sunoco unitholders holding Sunoco common units, pro rata, until Sunoco distributes for each outstanding Sunoco common unit an amount equal to the Sunoco minimum quarterly distribution for that quarter; and

•	thereafter, in the manner as described in the section of this prospectus entitled “—Incentive Distribution Rights” below.

The preceding discussion is based on the assumption that Sunoco does not issue additional classes of equity interests.

Incentive Distribution Rights

IDRs represent the right to receive an increasing percentage (15.0%, 25.0% and 50.0%) of quarterly distributions of available cash from operating surplus after the Sunoco minimum quarterly distribution and the target distribution levels have been achieved. ETE currently hold all of Sunoco’s IDRs, but may transfer these rights, subject to restrictions in Sunoco’s partnership agreement.

The following discussion assumes that ETE continues to own Sunoco’s IDRs.

If for any quarter Sunoco has distributed available cash from operating surplus to the holders of Sunoco’s Class C units to the extent of their distribution preference and to the Sunoco common unitholders in an amount equal to the minimum quarterly distribution then it will make distributions of available cash from operating surplus for that quarter in the following manner:

•	first, to all unitholders holding Sunoco common units, pro rata, until each unitholder receives a total of $0.503125 per Sunoco common unit for that quarter (the “first target distribution”);

•	second, 85.0% to all unitholders holding Sunoco common units, pro rata, and 15.0% to ETE (in its capacity as the holder of Sunoco’s IDRs), until each unitholder receives a total of $0.546875 per Sunoco common unit for that quarter (the “second target distribution”);

•	third, 75.0% to all unitholders holding Sunoco common units, pro rata, and 25.0% to ETE (in its capacity as the holder of Sunoco’s IDRs), until each unitholder receives a total of $0.65625 per Sunoco common unit for that quarter (the “third target distribution”); and

•	thereafter, 50.0% to all unitholders holding Sunoco common units, pro rata, and 50.0% to ETE (in its capacity as the holder of Sunoco’s IDRs).

Distributions from Capital Surplus

Sunoco will make distributions of available cash from capital surplus, if any, in the following manner once the required distributions of available cash (other than PropCo available cash) are made to the Class C unitholders:

•	first, to all unitholders holding Sunoco common units, pro rata, until the minimum quarterly distribution level has been reduced to zero as described below; and

•	thereafter, Sunoco will make all distributions of available cash from capital surplus as if they were from operating surplus. The preceding paragraph assumes that Sunoco does not issue additional classes of equity interests.

Sunoco’s partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the Sunoco minimum quarterly distribution and the target distribution levels will be reduced in the same proportion that the distribution had to the fair market value of the Sunoco common units immediately prior to the announcement of the distribution (or the average of the closing prices for the 20 consecutive trading days immediately prior to the ex-dividend date). Because distributions of capital surplus will reduce the Sunoco minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for ETE (in its capacity as the holder of Sunoco’s IDRs) to receive incentive distributions.

Once Sunoco distributes capital surplus on a unit in an amount equal to the initial unit price, it will reduce the Sunoco minimum quarterly distribution and the target distribution levels to zero. Sunoco will then make all future distributions from operating surplus, first, to the holders of Class C units to the extent required, and then, 50% being paid to the holders of Sunoco common units and 50% to ETE (in its capacity as the holder of Sunoco’s IDRs), assuming that ETE has not transferred the IDRs.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the Sunoco minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if Sunoco combines its units into fewer units or subdivides its units into a greater number of units, it will proportionately adjust its:

•	minimum quarterly distribution;

•	target distribution levels; and

•	unrecovered initial unit price.

For example, if a two-for-one split of common units should occur, the Sunoco minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. Sunoco will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that Sunoco becomes taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, it will reduce the Sunoco minimum quarterly distribution and the target distribution levels for each quarter may, in the sole discretion of Sunoco GP, be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter) and the denominator of which is the sum of available cash for that quarter before any adjustment for estimated taxes. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General. If Sunoco dissolves in accordance with its partnership agreement, it will sell or otherwise dispose of its assets in a process called liquidation. Sunoco will first apply the proceeds of liquidation to the payment of its creditors. Sunoco will distribute any remaining proceeds to the unitholders and the holder of its IDRs, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of its assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to permit holders of Sunoco common units to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs. However, there may not be sufficient gain upon Sunoco’s liquidation to enable Sunoco’s common unitholders to fully recover all of these amounts. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the IDRs.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in Sunoco’s partnership agreement. Sunoco will generally allocate any gain to its partners in the following manner:

•	first, to the holders of Sunoco’s Class C units, pro rata, until the capital account for each Class C unit is equal to the sum of: (1) the unrecovered initial unit price for that Class C unit; and (2) the unpaid amount of all accrued but unpaid distributions on that Class C unit;

•	second, to all Sunoco common unitholders, pro rata, until the capital account for each common unit is equal to the sum of:

•	the unrecovered initial unit price; and

•	the unpaid amount of the Sunoco minimum quarterly distribution for the quarter during which Sunoco’s liquidation occurs;

•	third, to all Sunoco common unitholders, pro rata, until Sunoco allocates under this paragraph an amount per unit equal to:

•	the excess of the first target distribution per unit over the Sunoco minimum quarterly distribution per unit for each quarter of Sunoco’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the Sunoco minimum quarterly distribution per unit for each quarter of Sunoco’s existence that it distributed to the unitholders, pro rata;

•	fourth, 85.0% to all Sunoco common unitholders, pro rata, and 15.0% to ETE (in its capacity as the holder of Sunoco’s IDRs), until Sunoco allocates under this paragraph an amount per unit equal to:

•	the excess of the second target distribution per unit over the first target distribution per unit for each quarter of Sunoco’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit for each quarter of Sunoco’s existence that it distributed 85.0% to the unitholders, pro rata, and 15.0% to ETE (in its capacity as the holder of Sunoco’s IDRs);

•	fifth, 75.0% to all Sunoco common unitholders, pro rata, and 25.0% to ETE (in its capacity as the holder of Sunoco’s IDRs), until Sunoco allocates under this paragraph an amount per unit equal to:

•	the excess of the third target distribution per unit over the second target distribution per unit for each quarter of Sunoco’s existence; less

•	the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit for each quarter of Sunoco’s existence that it distributed 75.0% to the unitholders, pro rata, and 25.0% to ETE (in its capacity as the holder of Sunoco’s IDRs); and

•	thereafter, 50.0% to all Sunoco common unitholders, pro rata, and 50.0% to ETE (in its capacity as the holder of Sunoco’s IDRs).

Notwithstanding the foregoing, if immediately prior to making allocations pursuant to the fourth, fifth and sixth clauses above, the capital account of each Sunoco common unit equals or exceeds the issue price of Sunoco’s Class C units ($38.5856), then Sunoco will allocate 1.0% of the remaining items of gain (other than gain attributable to PropCo) to the holders of Class C units, pro rata.

Manner of Adjustments for Losses

Sunoco will generally allocate any loss to its unitholders in the following manner:

•	first, to Sunoco’s common unitholders, pro rata, until the capital accounts of the common unitholders have been reduced to zero; and

•	thereafter, to the holders of Sunoco’s Class C units, pro rata, until the capital accounts of the Class C units have been reduced to zero.

provided, that Class C units will not be allocated any items of loss attributable to the ownership or sale of Sunoco’s membership interests in PropCo or any indebtedness of PropCo or its subsidiaries.

Adjustments to Capital Accounts

Sunoco will make adjustments to capital accounts upon the issuance of additional units. In doing so, Sunoco generally will allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the holders of Sunoco’s IDRs in the same manner as it allocates gain upon liquidation. By contrast to the allocations of gain, and except as provided above, Sunoco generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to Sunoco’s common unitholders based on their percentage ownership of Sunoco. In the event Sunoco makes negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in Sunoco’s common unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made. The Sunoco Class C units will not be allocated any items of gain or loss attributable to Sunoco’s ownership or sale of the membership interests in PropCo or any indebtedness of PropCo or its subsidiaries.

DESCRIPTION OF DEBT SECURITIES

Energy Transfer Equity, L.P. may issue senior debt securities under an indenture dated September 20, 2010 between Energy Transfer Equity, L.P., as issuer, and U.S. Bank National Association, as trustee. We refer to this indenture as the “indenture.” The debt securities will be governed by the provisions of the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete. We have filed the indenture with the SEC as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.

References in this “Description of Debt Securities” to “we,” “us” and “our” mean Energy Transfer Equity, L.P., and not any of our subsidiaries.

Provisions Applicable to the Indenture

Except as may be provided in a prospectus supplement relating to an issuance of debt securities, the indenture does not limit the amount of debt securities that may be issued under any indenture, and does not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Except as may be provided in a prospectus supplement relating to an issuance of debt securities, the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. Except as may be provided in a prospectus supplement relating to an issuance of debt securities, the indenture also does not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner, accompanied by an officers’ certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities of that series;

•	the total principal amount of the debt securities of that series;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

•	any interest rate that the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether debt securities are entitled to the benefits of any guarantee of any subsidiary guarantor;

•	whether debt securities are secured by any of our or any guarantor’s, if any, assets;

•	the place or places where payments on the debt securities of that series will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for our other securities or securities of any other entity; and

•	any other terms of the debt securities of that series.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default. We will describe in the prospectus supplement the terms of events of default with respect to a series of debt securities and all provisions relating thereto.

Modification and Waiver. The indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture that are affected by the amendment or supplement (acting as one class) consent to it. We will describe in the prospectus supplement the terms that may not be modified without the consent of the holder of each debt security affected with respect to a series of debt securities.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. We will describe in the prospectus supplement the provisions applicable to defeasance with respect to a series of debt securities.

Governing Law. New York law governs the indenture and the debt securities.

Trustee. We may appoint a separate trustee for any series of debt securities. We use the term “trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Energy Transfer Equity, L.P. and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable laws.

No ruling has been requested from the Internal Revenue Service (the “IRS”) regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units, including the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us and our general partner.

Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether all aspects of our method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage and processing of certain minerals and natural resources, including crude oil, natural gas and other products of a type that are produced in a petroleum refinery or natural gas processing plant, the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	We will be classified as a partnership for federal income tax purposes; and

•	Each of our operating subsidiaries will, except as otherwise identified to Latham & Watkins LLP, be disregarded as an entity separate from us or will be treated as a partnership for federal income tax purposes.

In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

•	Neither we nor any of our partnership or limited liability company subsidiaries, other than those identified as such to Latham & Watkins LLP, have elected or will elect to be treated as a corporation for U.S. federal income tax purposes; and

•	For each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Latham & Watkins LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders of Energy Transfer Equity, L.P. will be treated as partners of Energy Transfer Equity, L.P. for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Energy Transfer Equity, L.P. for federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in Energy Transfer Equity, L.P. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Energy Transfer Equity, L.P. for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation, recapture and/or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner’s “net value” as defined in Treasury Regulations promulgated under Section 752 of the Internal Revenue Code, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in his common units. Upon the taxable disposition of a common unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

After giving effect to special allocation provisions with respect to our Convertible Units, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the common unitholders in accordance with their percentage interests in us. If we have a net loss, that loss will be allocated to all common unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted for certain items in accordance with applicable Treasury Regulations, and to our general partner in accordance with its percentage interest in us.

Specified items of our income, gain, loss and deduction will be allocated to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of the offering. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to the general partner and all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Latham & Watkins LLP is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

Section 754 Election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read “—Disposition of Common Units—Constructive Termination.” The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method.

Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Units.”

We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate such unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Latham & Watkins LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory items” we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Latham & Watkins LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Latham & Watkins LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units. Recent changes in law may affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner and unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. With respect to audit adjustments as to an entity in which we are a member or partner, the Joint Committee of Taxation has stated that we would not be able to have our general partner and its unitholders take such audit adjustment into account. If we are unable to have our general partner and its unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our common units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available for distribution to our common unitholders might be substantially reduced. These rules are not applicable to us for taxable years beginning on or prior to December 31, 2017.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of the unitholders. These rules are not applicable to us for taxable years beginning on or prior to December 31, 2017.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their common units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including: (i) negligence or disregard of rules or regulations, (ii) substantial understatements of income tax, (iii) substantial valuation misstatements and (iv) the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. With respect to substantial understatements of income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on the return (A) for which there is, or was, “substantial authority” or (B) as to which there is a reasonable basis and the relevant facts of that position are adequately disclosed on the return. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must adequately disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.

Recent Legislative Developments

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect the tax treatment of publicly traded partnerships. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

TAX CONSEQUENCES OF OWNERSHIP OF DEBT SECURITIES

A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth in a prospectus supplement relating to the offering of debt securities.

INVESTMENTS IN US BY EMPLOYEE BENEFIT PLANS

An investment in our common units and/or debt securities by an employee benefit plan is subject to certain additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction restrictions imposed by Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of the Code or ERISA, which we refer to collectively as “Similar Laws.” As used herein, the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, certain Keogh plans, certain simplified employee pension plans and tax deferred annuities or individual retirement accounts or other arrangements established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements.

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and, therefore, may apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code, which we refer to as an “ERISA Plan,” and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment in our common units or debt securities with any portion of the assets of an employee benefit plan, a fiduciary of the employee benefit plan should consider, among other things, whether the investment is in accordance with the documents and instruments governing the employee benefit plan and the applicable provisions of ERISA, the Code or any applicable Similar Law relating to the fiduciary’s duties to the employee benefit plan, including, without limitation:

a)	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

b)	whether, in making the investment, the employee benefit plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

c)	whether making the investment will comply with the delegation of control and prohibited transaction provisions under Section 406 of ERISA, Section 4975 of the Code and any other applicable Similar Laws (please read the discussion under “—Prohibited Transaction Issues” below);

d)	whether in making the investment, the employee benefit plan will be considered to hold, as plan assets, (1) only the investment in our common units or (2) an undivided interest in our underlying assets (please read the discussion under “—Plan Asset Issues” below); and

e)	whether the investment will result in recognition of unrelated business taxable income by the employee benefit plan and, if so, the potential after-tax investment return. Please read “Material U.S. Federal Income Tax Consequences.”

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans (and certain IRAs that are not considered part of an employee benefit plan) from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the employee benefit plan or IRA, unless an exemption is applicable. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of the debt securities by an ERISA Plan with respect to which we or the initial purchasers are considered a party in interest or a disqualified person, may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the debt securities are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition, holding and, if applicable, conversion of the debt securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, newly issued class exemptions, such as PTCE 2016-01 respecting best interests contracts and PTCE 2016-02 respecting principal transactions in certain assets, once they become effective, may provide relief for certain transactions involving investment advice fiduciaries. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our common units and/or the debt securities may not be purchased or held (or converted to equity securities, in the case of any convertible debt) by any person investing “plan assets” of any employee benefit plan, unless such purchase and holding (or conversion, if any) will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.

Plan Asset Issues

In connection with an investment in the common units or debt securities with any portion of the assets of an employee benefit plan, in addition to considering whether the purchase of our common units and/or debt securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our common units and/or debt securities, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws. In addition, if our assets are deemed to be “plan assets” under ERISA, this would result, among other things, in (a) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (b) the possibility that certain transaction in which we seek to engage could constitute “prohibited transaction” under the Code, ERISA and any other applicable Similar Laws.

The Department of Labor regulations, as modified by Section 3(42) of ERISA, provide guidance with respect to whether, in certain circumstances, the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets.” Under these regulations, an entity’s underlying assets generally would not be considered to be “plan assets” if, among other things:

a)	the equity interests acquired by the employee benefit plan are “publicly offered securities”—i.e., the equity interests are part of a class of securities that are widely held by 100 or more investors independent of the issuer and each other, “freely transferable” (as defined in the applicable Department of Labor regulations) and either part of a class of securities registered pursuant to certain provisions of the federal securities laws or sold to the plan as part of a public offering under certain conditions;

b)	the entity is an “operating company” —i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries, or it qualifies as a “venture capital operating company” or a “real estate operating company”; or

c)	there is no “significant” investment by benefit plan investors (as defined in Section 3(42) of ERISA), which is defined to mean that, immediately after the most recent acquisition of an equity interest in any entity by an employee benefit plan, less than 25% of the total value of each class of equity interest, (disregarding certain interests held by our general partner, its affiliates and certain other persons who have discretionary authority or control with respect to the assets of the entity or provide investment advice for a fee with respect to such assets) is held by the employee benefit plans that are subject to part 4 of Title I of ERISA (which excludes governmental plans and non-electing church plans) and/or Section 4975 of the Code, IRAs and certain other employee benefit plans not subject to ERISA (such as electing church plans).

With respect to an investment in our common units, we believe that our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above and may also satisfy the requirement in (c) above (although we do not monitor the level of investment by benefit plan investors as required for compliance with (c)). With respect to an investment in our debt securities, our assets should not be considered “plan assets” under these regulations because such securities are not equity securities or, even if they are considered equity securities under the Department of Labor regulations, it is expected that the investment will satisfy the requirements in (a) above and may satisfy the requirements in (b) above.

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Code and applicable Similar Laws is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Plan fiduciaries and other persons contemplating a purchase of our common units and/or the debt securities should consult with their own counsel regarding the potential applicability of and consequences of such purchase under ERISA, the Code and other Similar Laws in light of the complexity of these rules and the serious penalties, excise taxes and liabilities imposed on persons who engage in non-exempt prohibited transactions or other violations. The sale of any common units and/or debt securities by or to any employee benefit plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such employee benefit plans generally or any particular employee benefit plan, or that such an investment is appropriate for such employee benefit plans generally or any particular employee benefit plan.

Representation

By purchase or acceptance of the common units and/or the debt securities, each purchaser and subsequent transferee of the common units and/or the debt securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the common units and/or the debt securities constitutes assets of any employee benefit plan or (ii) the purchase and holding (and any conversion, if applicable) of the common units and/or the debt securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

PLAN OF DISTRIBUTION

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Latham & Watkins LLP will also render an opinion on the material federal income tax consequences regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Energy Transfer Equity, L.P. and subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about ETE and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

Our home page is located at http://www.energytransfer.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed, after the date of this prospectus and prior to the termination of an offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Current Reports on Form 8-K or 8-K/A filed on January 12, 2017 and February 3, 2017 (two filings) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Reports on Form 8-K or 8-K/A); and

•	the description of our common units in our Registration Statement on Form 8-A (File No. 001-32740), as filed with the SEC on January 31, 2006.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our website at the address provided above or by writing or calling us at the address set forth below.

Energy Transfer Equity, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attention: Investor Relations

Telephone: (214) 981-0700

DISCLOSURE OF CERTAIN FINANCIAL STATEMENTS

Our future debt securities may be collateralized by our interests in certain of our subsidiaries. SEC Rule 3-16 of Regulation S-X (“Rule 3-16”) requires a registrant to file financial statements for each of its affiliates whose securities constitute a substantial portion of the collateral for registered securities. Our limited partner interests in ETP constitute substantial portions of the collateral for our outstanding senior notes; accordingly, financial statements of ETP may be required under Rule 3-16 to be included in this registration statement for future offerings of our debt securities and have been incorporated by reference herein.

Our interests in ETP GP and ETE Common Holdings, LLC, (collectively, the “Non-Reporting Entities”) also constitute substantial portions of the collateral for our outstanding senior notes. Accordingly, the financial statements of the Non-Reporting Entities may be required under Rule 3-16 to be included in this registration statement for future offerings of our debt securities. None of the Non-Reporting Entities has substantive operations of its own; rather, each of the Non-Reporting Entities holds only direct or indirect interests in ETP and/or the consolidated subsidiaries of ETP. Following is a summary of the interests held by each of the Non-Reporting Entities, as well as a summary of the significant differences between each of the Non-Reporting Entities compared to ETP:

•	ETP GP owns 100% of the general partner interest in ETP. ETP GP does not own limited partner interests in ETP; therefore, the limited partner interests in ETP, which had a carrying value of $18.43 billion and $20.53 billion as of December 31, 2016 and 2015, respectively, would be reflected as noncontrolling interests on ETP GP’s balance sheets. Likewise, ETP’s income (loss) attributable to limited partners (including common unitholders, Class H unitholders and Class I unitholders) of $(651) million, $334 million and $823 million for the years ended December 31, 2016, 2015 and 2014, respectively, would be reflected as income attributable to noncontrolling interest in ETP GP’s statements of operations.

•	As of December 31, 2014, ETE Common Holdings, LLC (“ETE Common Holdings”) owned 5.2 million ETP Common Units, representing approximately 1.5% of the total outstanding ETP Common Units, and 50.2 million ETP Class H Units, representing 100% of the total outstanding ETP Class H Units. ETE Common Holdings also owned 30.9 million common units in Regency Energy Partners LP (“Regency Common Units”), representing approximately 7.5% of the total outstanding Regency Common Units; ETE Common Holdings’ interest in Regency was acquired in 2014. During 2015, all of the units held by ETE Common Holdings were redeemed by ETP. ETE Common Holdings does not own the general partner interests in ETP; therefore, the financial statements of ETE Common Holdings would only reflect equity method investments in ETP. The carrying values of ETE Common Holdings’ investments in ETP was $1.72 billion as of December 31, 2014, and ETE Common Holdings’ equity in earnings from its investments in ETP was $292 million for the year ended December 31, 2014.

ETP’s general partner interest, Common Units and Class H Units are reflected separately in ETP’s financial statements. As a result, the financial statements of the Non-Reporting Entities would substantially duplicate information that is available in the financial statements of ETP. Therefore, the financial statements of the Non-Reporting Entities have been excluded from this registration statement.

Energy Transfer Equity, L.P.

$1,000,000,000

4.25% Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Morgan Stanley

Mizuho Securities

Credit Suisse

Goldman Sachs & Co. LLC

MUFG

Natixis

Scotiabank

SMBC Nikko

TD Securities

CIBC Capital Markets

Fifth Third Securities

October 3, 2017